Exhibit 99.1

Property Address: 3874 Highland Park, NW
North Canton, Ohio 44720

LEASE AGREEMENT

BY AND BETWEEN

GEI CANTON OH LLC

(as Landlord)

AND

GRAPHIC ENTERPRISES OF OHIO, INC.

(as Tenant)

EXHIBIT A – Legal Description of Premises
EXHIBIT B – Form of Certificate Confirming Lease Commencement Date
EXHIBIT C – Real Estate Purchase Agreement

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GLOSSARY

TERM	SECTION
Additional Rent	4.2
Additional Security Deposit	1.1
Affiliate	1.2
Aggregate Rent Obligations	10	(b)
Alterations	9.1
Assign and Assignment	7.1
Audited Annual Statements	10	(d)
Awards	16.3
Bankruptcy Code	18.1
Business Day	23.22
Case	18.2
Change in Control	1.3
Company	25.1
Code	25.2
Default Rate	17.6
Effective Date	Recital
Environmental Default	6.3	(b)
Environmental Law	6.3	(a)
Escalated Purchase Price	24.4
Event of Insolvency	18.1
Event of Default	17.1
Extra Rent	17.2
Fair Market Rent	22.2
Fair Market Value	24.5
GAAP	10	(d)
Guarantor	1.4
Guaranty	11.2
Hazardous Materials	6.3	(a)
Impositions	5.3
Insolvency Laws	18.1
Internal Statements	10	(d)
Invitees	8.1
Landlord	Recital
Landlord’s Income Taxes	5.3
Landlord Notice Address	1.5
Late Charge	4.4
Laws	6.2
Lease	Recital
Lease Commencement Date	1.6
Lease of Premises	2.1
Lease Term	1.7
Lease Year	1.8
Lender	1.9
Merger	1.3
Monthly Base Rent	1.10
Mortgage	1.11

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TERM	SECTION
Net Proceeds	1.12
Option Notice Date	24.2
Option to Purchase	24.1
Partial Taking	16.2
Premises	1.13
Property Oversight Fee	1.14
Purchase Agreement	1.6
Purchase Option Notice	24.2
Purchase Price	1.15
REIT	25.1
Renewal Notice	22	(a)
Renewal Options	1.16
Renewal Terms	22.1
Rent Coverage Ratio	10	(b)
Repurchase Agreement	24.2
Security Deposit	1.17
Sublet and Sublease	7.1
Tangible Net Worth	10	(c)
Tenant	Recital
Tenant Notice Address	1.18
Tenant Parties	23.15
Termination Taking	16.1
Total Taking	16.1
Transfer Date	24.1
Trustee	18.2

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LEASE AGREEMENT

     THIS LEASE AGREEMENT (this “Lease”) is dated as of the 30th day of January, 2004 (“Effective Date”), by and between GEI CANTON OH LLC, a Delaware limited liability company (“Landlord”), and Graphic Enterprises of Ohio, Inc., an Ohio corporation (“Tenant”).

ARTICLE I
DEFINITIONS

     The terms below shall have the following definitions when used herein:

     1.1 Additional Security Deposit. An amount equal to five (5) months of initial Monthly Base Rent, which is One Hundred Forty Thousand Six Hundred Seventy Seven and 10/100 Dollars ($140,677.10).

     1.2 Affiliate. Any person or entity that (a) directly or indirectly controls, is controlled by, or is under common control with, Landlord or Tenant, as applicable or (b) holds direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of an entity or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in any entity.

     1.3 Change in Control. Any event resulting in (i) liquidation, dissolution or winding up of Tenant or Guarantor, (ii) a sale of all or substantially all the assets or business of Tenant or Guarantor other than to one another, (iii) merger with or into or consolidation with any other corporation other than with a wholly owned subsidiary or to change the domicile of Tenant or Guarantor; in each case other than (a) a transaction in which shareholders of Tenant or Guarantor immediately prior to such transaction own or control more than 50% of the voting power of the surviving entity following the transaction, and (b) the contemplated merger between Tenant and a wholly owned subsidiary of Guarantor (the “Merger”).

     1.4 Guarantor. Visual EDGE Technology, Inc., a California corporation.

     1.5 Landlord Notice Address. c/o Gladstone Commercial Corporation, 1616 Anderson Road, Second Floor, McLean, Virginia 22102, Fax: (703) 286-0795, Attention: Arthur S. Cooper, with a copy to Winston & Strawn LLP, 1400 L Street, N.W., Washington, D.C. 20005, Attention: Richard F. Williamson.

     1.6 Lease Commencement Date. The date on which Landlord funds the purchase price for the Premises at the closing, pursuant to that certain Purchase Agreement (the “Purchase Agreement”) dated as of January 30, 2004 by and between Landlord or its Affiliate, as purchaser, and Tenant or its Affiliate, as seller.

     1.7 Lease Term. Ten (10) years. The Lease Term shall also include any properly exercised renewal terms as described in Article XXII below.

     1.8 Lease Year. A period of twelve (12) consecutive months commencing on the first day of the month in which the Lease Commencement Date occurs, and each successive twelve (12) month period thereafter.

     1.9 Lender. Any holder of any Mortgage.

     1.10 Monthly Base Rent. Monthly Base Rent as defined by Section 4.1.

     1.11 Mortgage. All mortgages, deeds of trust, ground leases, or other security instruments that may now or hereafter encumber fee simple title to the Premises.

     1.12 Net Proceeds: The entire proceeds of any condemnation award or property casualty insurance required under Article XIII, in each case less any actual expenses incurred by Landlord in collecting such awards or proceeds.

     1.13 Premises. That certain piece or parcel of land located in Stark County, Ohio, as more fully described on Exhibit A attached hereto and made a part hereof, together with all improvements, fixtures, excluding Trade Fixtures, and other items of real property now or hereafter located thereupon and all appurtenances, rights, privileges, easements and other property interests existing thereon and benefiting, belonging or pertaining thereto, subject, however, to all liens, encumbrances, restrictions, agreements, and other matters of record. For purposes of this Lease, Trade Fixtures will be defined as items of movable personal property and/or equipment attached to the Premises that relate to the business conducted on such Premises and that may be readily removed without damage to the Premises.

     1.14 Property Oversight Fee. The annual fee owed to Gladstone Management Corporation of Ten Thousand and 00/100 Dollars ($10,000.00).

     1.15 Purchase Price. The purchase price of Three Million Six Hundred Fifty Thousand Dollars ($3,650,000.00).

     1.16 Renewal Options. One (1) option for Five (5) years, as more particularly described in Article XXII below.

     1.17 Security Deposit. An amount equal to one (1) month of initial Monthly Base Rent.

     1.18 Tenant Notice Address. 3874 Highland Park, NW, North Canton, OH, Fax: 1-800-358-7768, Attention: Daryl Miller, Chief Financial Officer, with a copy to (a) Black, McCuskey, Souers and Arbaugh, 1000 Unizan Plaza, 220 Market Avenue South, Canton, Ohio 44702, Attention Bruce M. Soares, (b) Visual EDGE Technology, Inc., 226 Airport Parkway, Suite 390, San Jose, California 95110, Attention: Austin Vanchieri and (c) Orrick, Hemington & Sutcliffe LLP, 1000 Marsh Road, Menlo Park, California 94025, Attention: Peter Cohn.

ARTICLE II
PREMISES

     2.1 Lease of Premises. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term and upon the conditions and covenants set forth in this Lease.

     2.2 Contingency. Notwithstanding anything to the contrary contained in this Lease, in the event this Lease is executed prior to the conveyance of the Premises to Landlord, the parties acknowledge that the effectiveness of this Lease is contingent upon such effective conveyance and, in the event such conveyance fails to occur, this Lease shall be void and without force or effect.

ARTICLE III
LEASE TERM

     3.1 All of the provisions of this Lease shall be in full force and effect from and after the Effective Date, subject to Section 2.2 above. The term of this Lease shall commence on the Lease Commencement Date and continue for the Lease Term. Landlord shall provide Tenant with a certificate in the form of Exhibit B attached hereto confirming the Lease Commencement Date.

ARTICLE IV
MONTHLY BASE RENT

     4.1 Monthly Base Rent. Tenant shall pay “Monthly Base Rent” in an amount equal to the Purchase Price multiplied by the then effective capitalization rate (the “Cap Rate”), the product of which is divided by twelve (12). Except as otherwise established in this Article IV, the Cap Rate shall mean the then effective LIBOR Rate plus Six Hundred (600) basis points, but in no event less than 9.25%. The term “LIBOR Rate” shall mean the British Banker’s Association (“BBA”) interest settlement rate based on an average of rates quoted by the BBA designated banks as being, in BBA’s view of the offered rate at which deposits in U.S. Dollars are being quoted to prime banks in London interbank market at 11:00 a.m. (London time) on the Determination Date for one month deposits, as reported by “The Bloomberg Financial Markets, Commodities and News” financial reporting service. The “Determination Date” shall be the last Wednesday that is a Business Day (as defined in Section 23.21) of the second previous month, unless said date is the last day of such month, in which case the Determination Date shall be the second to last Wednesday that is a business day of such month (e.g., the Determination Date for the installment of Monthly Base Rent that is due on February 1, 2004 shall be December 24, 2003 and the Determination Date for the installment of Monthly Base Rent that is due March 1, 2004 shall be January 28, 2004). The LIBOR Rate shall be rounded to four (4) decimal places. In the event that the LIBOR Rate is discontinued or cannot be ascertained, the Landlord will substitute a reasonably comparable rate and will notify Tenant in writing of such substitution. The Monthly Base Rent shall be adjusted each month during the Lease Term in accordance with this paragraph. Landlord shall notify Tenant of the Monthly Base Rent installment amount not later than the fifteenth (15th) calendar day of the month prior to the date that the installment is due (the “Notification Date”), but Landlord’s failure to do so will not be deemed a waiver of Tenant’s obligation to pay such installment. In the event Tenant has not received such notification on or before the Notification Date, Tenant shall request the Monthly Base Rent installment amount from Landlord in writing on or before the fifth (5th) calendar day following the Notification Date. From and after the Lease Commencement Date, Tenant shall pay the Monthly Base Rent in advance on the first calendar day of each month during each Lease Year. If the Lease Commencement Date is not the first day of a month, then the Monthly Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the applicable Monthly Base Rent, and Tenant shall pay such prorated installment of the Monthly Base Rent on the Lease Commencement Date.

     4.2 Additional Rent. Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord under this Lease (other than Monthly Base Rent), and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered “Additional Rent”, and shall be paid by Tenant no later than fifteen (15) days after the date Landlord notifies Tenant in writing of the amount thereof.

     4.3 Payment of Monthly Base Rent and Other Sums Due. All sums payable by Tenant under this Lease, including but not limited to Monthly Base Rent, Additional Rent, the monthly Replacement Reserve Account payment or otherwise, shall be paid to Landlord in legal tender of the United States, without setoff, deduction or demand, by direct deposit wire transfer of immediately available funds to the following bank account, or to such other party or address as Landlord may designate in writing:

          Branch Banking and Trust Company of Virginia
          ABA #056005318
          For Credit to: Gladstone Commercial Limited Partnership
          Account #5235413681

Landlord’s acceptance of Monthly Base Rent or Additional Rent after it shall have become due and payable shall not excuse a delay upon any subsequent occasion or constitute a waiver of any of Landlord’s rights hereunder.

     4.4 Late Payment. If any amount of Monthly Base Rent or Additional Rent is not received by Landlord within five (5) days after the date such payment is due (without regard to any grace period specified in Section 17.1), then in addition to paying the amount then due, Tenant shall pay to Landlord, without notice or demand, a late charge (“Late Charge”) equal to five percent (5%) of such payment. In addition, such payment and such Late Charge shall bear interest at the Default Rate from the date such payment or Late Charge, respectively, became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Payment of such Late Charge will not excuse the untimely payment of Monthly Base Rent. Any Late Charge shall constitute Additional Rent.

     4.5 Property Oversight Fee. In addition to the payment of Monthly Base Rent and all other sums payable by Tenant pursuant to the terms of this Agreement, including but not limited to Additional Rent, Tenant shall pay the Property Oversight Fee to Gladstone Management Corporation in advance on the first calendar day of each Lease Year during the Lease Term, commencing on the second Lease Year.

ARTICLE V
NET LEASE; IMPOSITIONS; UTILITIES AND SERVICES

     5.1 Net Lease. Notwithstanding anything to the contrary contained herein, this Lease shall be an absolute net lease, so that this Lease shall yield all Monthly Base Rent payable hereunder as an absolutely net return to Landlord. Accordingly, with the sole exception of Landlord’s Income Taxes (as defined in Section 5.3), Tenant shall pay all taxes, insurance, ground rents, easement charges, association fees, and other costs, expenses and obligations of every kind and nature whatsoever relating to the Premises, including without limitation, costs with respect to the ownership and operation thereof, which accrue prior to the expiration of the Lease Term. Tenant’s obligation to pay all amounts described in this Section 5.1 shall survive the expiration or earlier termination of the Lease Term.

     5.2 Payment of Impositions. On or before the Lease Commencement Date, Tenant shall notify the appropriate taxing authorities to deliver directly to Tenant all statements and invoices for Impositions (as defined in Section 5.3), effective as of the Lease Commencement Date. Tenant shall pay all Impositions no later than ten (10) days prior to the date they become due. As soon as practicable after the payment thereof, but in no event less than ten (10) days prior to the date they become due, Tenant shall deliver to Landlord written evidence of each such payment. To the extent that any such Impositions are imposed upon Landlord, at Landlord’s option, Tenant shall either pay such Impositions directly to the taxing authority or reimburse Landlord for such Impositions. If the Lease Term expires on a day other than the last day of a calendar year, then Tenant’s liability for Impositions for such calendar year shall be apportioned by multiplying the amount of Impositions for the full calendar year by a fraction, the numerator of which is the number of days during such calendar year falling within the Lease Term, and the denominator of which is three hundred sixty-five (365).

     5.3 Definition of Impositions. The term “Impositions” shall mean, collectively, taxes, including without limitation, any present or future real estate taxes, all taxes or other impositions that are in the nature of or in substitution for real estate taxes, vault and/or public space rentals, business district or arena taxes, business or occupation, single business, transaction, privilege, franchise, capital stock, excise, or profits taxes, as well as special user fees, license fees, permits, improvement bonds, levies, improvement district charges, governmental charges, rates, and assessments, general, special, ordinary or extraordinary, foreseen and unforeseen, that in all instances relate to the Premises and that are imposed upon Landlord with respect thereto, rent, Tenant or the Premises, fixtures, machinery, equipment or systems used in connection with the Premises or the business being operated on the Premises, including without limitation, taxes in the nature of a sales, use, gross receipts or other tax or levy on the rents payable by Tenant. Impositions shall not include any federal, state, or local tax imposed on Landlord that is based upon Landlord’s net income, net worth or any capital gains tax imposed on Landlord in connection with the sale of the Premises to any person or entity or any other transaction (“Landlord’s Income Taxes”), except to the extent levied expressly in lieu of a tax payable by Tenant and described in the first sentence of this Section 5.3.

     5.4 Contest of Impositions. Tenant, at its sole expense, upon at least ten (10) days prior written notice to Landlord but without the need to obtain Landlord’s consent, and using legal counsel reasonably acceptable to Landlord, shall have the right to contest the amount or validity of any Imposition by diligently conducting in good faith an appropriate legal or administrative proceeding, provided that the following conditions are met: (i) the Impositions are paid or the postponement of payment of Impositions, without penalty, as part of such proceeding is permitted by applicable law, (ii) the Premises shall not, by reason of such postponement of payment, or the initiation of such proceeding, be subject to forfeiture, sale, or loss, (iii) such proceedings shall not impact or interfere with the use or occupancy of the Premises, (iv) such proceedings shall not affect or interfere with Tenant’s continued payment of Monthly Base Rent or Additional Rent; and (v) pursuing the contest of Impositions shall not in any way expose Landlord to any criminal or civil liability, penalty or sanction. Tenant further agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion in a commercially reasonable manner, and Tenant shall pay all judgments, decrees and costs (including any reasonable costs incurred by Landlord) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied. Tenant shall be entitled to any refund received with respect to Impositions paid by Tenant.

     5.5 Assessments on Tenant’s Business and Personalty. Tenant shall pay before delinquency any business, rent, sales, franchise or other taxes or fees that are now or hereafter levied, assessed or imposed upon Tenant’s use, operation, or occupancy of the Premises, the conduct of Tenant’s business at the Premises, or Tenant’s equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is levied against Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay to Landlord as Additional Rent the amount of such tax or fee.

     5.6 Utilities and Services. Tenant, at its own expense and risk, shall arrange with the appropriate utility companies and service providers for the provision to the Premises of water, sewer, trash collection, electricity, gas, telephone, window washing, landscaping, snow removal, and all other utilities and services desired by Tenant. On or before the Lease Commencement Date, Tenant shall notify the appropriate utility and service providers to deliver directly to Tenant all statements and invoices for the amounts for which Tenant is responsible pursuant to this Section 5.6, effective as of the Lease Commencement Date. Tenant shall pay directly to the appropriate utility companies and service providers all charges for all utilities consumed in and services performed for the Premises, as and when such charges become due and payable. To the extent the invoices for any such utilities and services are received by Landlord, at Landlord’s option, Tenant shall either pay the charge for such utilities and services directly to the utility or service provider or reimburse Landlord for such charges previously paid by Landlord, in which case, Landlord will provide Tenant with written verification of such prior payments.

ARTICLE VI
ACCEPTANCE/USE OF PREMISES

     6.1 Acceptance of Premises In As-Is Condition. TENANT ACKNOWLEDGES THAT IT IS COMPLETELY FAMILIAR WITH THE PREMISES AND LEGALLY PERMISSIBLE USES THEREON. ACCORDINGLY, TENANT ACCEPTS POSSESSION OF THE PREMISES IN ITS “AS IS” CONDITION AS OF THE LEASE COMMENCEMENT DATE. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PREMISES, EITHER AS TO ITS FITNESS FOR USE, ITS DESIGN OR CONDITION, OR ANY PARTICULAR USE OR PURPOSE TO WHICH THE PREMISES MAY BE FIT, OR OTHERWISE, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY DEFECTS, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE BORNE BY TENANT.

     6.2 Use of Premises. Tenant shall use and occupy the Premises only for the purposes for which the Premises is being used as of the Effective Date and/or for any other related purposes, and for no other purpose. Tenant shall not use or occupy the Premises for any unlawful purpose, or in any manner that will violate the certificate of occupancy for the Premises or that will constitute waste or nuisance under any applicable law. Tenant shall, at Tenant’s expense, comply with all present and future laws (including, without limitation, the Americans with Disabilities Act), ordinances (including without limitation, zoning ordinances and land use requirements), regulations, orders, recommendations, decisions, and decrees now or hereafter promulgated (including, without limitation, those made by any public or private agency), as any of the same may be amended from time to time (collectively, “Laws”) concerning Tenant, the use, occupancy and condition of the Premises and the business being conducted thereon, and all machinery, equipment, furnishings, fixtures and improvements on or used in connection with the Premises. If any such Law requires an occupancy or use permit or license for the Premises or the operation of the business conducted therein, then Tenant shall obtain and keep current such permit or license at Tenant’s expense. Tenant shall deliver to Landlord, promptly upon request, all licenses, permits and other certificates evidencing compliance of Tenant and the Premises with Laws. If any such Law requires any modification to the Premises, Tenant shall perform such alterations, at its sole cost and expense, in accordance with the terms and conditions of Article IX below. Use of the Premises is subject to all covenants, conditions, easements and restrictions of record, and Tenant shall comply fully with the same. Tenant shall continuously, diligently and actively conduct its business in the Premises in a reputable manner.

     6.3 Hazardous Materials.

          (a) Tenant shall not cause or permit any Hazardous Materials (as hereinafter defined) to be generated, used, released, stored or disposed of in or about the Premises in violation of applicable Environmental Law (as defined below). At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of Hazardous Materials and in compliance with all Environmental Laws, without regard to whether any Hazardous Materials or violations of Environmental Laws existed at the Premises as of the Lease Commencement Date. No more than six (6) months and no fewer than ninety (90) days prior to the expiration or earlier termination of the Lease, Tenant, at its sole cost and expense, shall deliver to Landlord a “Phase I” environmental inspection and assessment of the Premises and, to the extent reasonably requested by Landlord after reviewing such “Phase I”, additional “Phase II” environmental inspections and tests to further investigate issues raised in the Phase I report, which environmental tests shall confirm, to Landlord’s sole and discretionary satisfaction, that the Premises is free of all Hazardous Materials and is in full compliance with all Environmental Laws. “Hazardous Materials” means (i) asbestos and any asbestos containing material, (ii) any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Law or any other applicable Law as a “hazardous substance,” “hazardous material,” “hazardous waste,” “infectious waste,” “toxic substance,” “toxic pollutant” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, and (iii) any petroleum product, cleaning solvents, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), medical waste, chlorofluorocarbon, lead or lead-based product, and any other substance whose presence could be detrimental to the Premises or hazardous to health or the environment. “Environmental Law” means any present and future Laws, permits and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions, industrial hygiene, public health or safety, or to any Hazardous Material, including, without limitation, CERCLA, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 33 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. § 1101 et seq., the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., and any so-called “Super Fund” or “Super Lien” law, any Law requiring the filing of reports and notices relating to Hazardous Materials, environmental laws administered by the Environmental Protection Agency, and any similar state and local Laws.

          (b) Tenant shall give Landlord prompt verbal notice, and will within three (3) Business Days after discovering the same, deliver a written notice, of any actual or threatened Environmental Default. An “Environmental Default” means any of the following: a violation of an Environmental Law; a release, spill, discharge or detection of a Hazardous Material on or from the Premises (regardless of whether or not a reporting requirement exists) or an environmental condition requiring responsive action. Upon any Environmental Default, in addition to all other rights available to Landlord under this Lease, at law or in equity, Landlord shall have the right but not the obligation, at its option, (i) to require Tenant, at Tenant’s sole cost and expense, to cure such Environmental Default, in accordance with all Environmental Laws, and to the satisfaction of Landlord in which event Landlord shall have the right to supervise and approve any actions taken by Tenant to address the Environmental Default, or (ii) to perform, at Tenant’s sole cost and expense, any lawful action necessary to address the same, in which event Tenant shall pay the costs thereof to Landlord as Additional Rent.

          (c) Landlord shall have the right, but not the obligation, to conduct periodic audits of the Premises, not more often than once each Lease Year unless a more frequent schedule is supported by a material change in an Environmental Law governing, or discovery of a Hazardous Condition affecting, the Premises (including without limitation, the air, soil, surface water and groundwater at or near the Premises) and Tenant’s compliance with Environmental Laws with respect thereto or unless more frequent testing is advised or required by any lender of Landlord. If Landlord reasonably determines that remediation or removal, alterations, improvements or replacements of equipment on the Premises are necessary in connection with Tenant’s compliance with all Environmental Laws, Landlord shall have the right, but not the obligation, (i) to require Tenant, at Tenant’s expense, to perform the same or (ii) to perform the same, at Tenant’s sole cost and expense, in which event Tenant shall pay the costs thereof to Landlord as Additional Rent. If any Lender or governmental agency shall require testing at or near the Premises and Landlord incurs expenses in complying with such requirement, then Tenant shall pay to Landlord the reasonable costs therefor as Additional Rent.

          (d) As a material consideration for Landlord’s willingness to enter into this Lease, Tenant hereby waives, and releases Landlord and its Affiliates, partners, officers, directors, members, trustees, employees, agents and Lenders from any and all claims for damage, injury or loss (including without limitation, claims for the interruption of or loss to business) which relate to any Environmental Default, whether occurring prior or subsequent to the Lease Commencement Date. Promptly upon request, Tenant shall execute from time to time affidavits, representations and similar documents concerning Tenant’s best knowledge and belief regarding the presence of Hazardous Materials at the Premises.

          (e) Tenant’s obligations pursuant to this Section 6.3 shall survive the expiration or earlier termination of this Lease. If any required actions by Tenant pursuant to this Section 6.3 continue beyond the expiration or earlier termination of this Lease, Tenant shall pay to Landlord an amount equal to the Monthly Base Rent and Additional Rent that would have been payable under this Lease for the period of such required actions in the absence of the expiration or earlier termination of this Lease.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

     7.1 Landlord’s Consent Required. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, or otherwise encumber (collectively, “Assign” or “Assignment”) or sublet (“Sublet” or “Sublease”) all or any part of Tenant’s interest in the Lease or in the Premises, without Landlord’s prior written consent, which consent may be withheld or granted in Landlord’s sole and absolute discretion. Any attempted Assignment or Sublease without such consent shall be void, and shall constitute a material default and breach of this Lease by Tenant. If at any time during the Lease Term Tenant desires to Assign or Sublease all or part of this Lease or the Premises, then Tenant shall give not less than thirty days’ prior written notice to Landlord containing the following information: the identity of the proposed assignee or subtenant and a description of its business; the terms of the proposed Assignment or Sublease; the commencement date of the proposed Assignment or Sublease; the area proposed to be Assigned or Sublet; and financial statements for the prior five (5) years of such proposed assignee or subtenant. Notwithstanding the first sentence of this Section 7.1, provided that no Event of Default exists, Landlord shall not unreasonably withhold its consent either to (i) any proposed Assignment or Sublease to an Affiliate of Tenant, or (ii) any sublease that, when combined with all other subleases of the Premises then in effect, in the aggregate, affects less than twenty percent (20%) of the Premises, provided that Landlord determines, in its sole and absolute discretion:

          (a) the use of the Premises pursuant to such Assignment or Sublease is in compliance with Article VI hereof;

          (b) that Tenant and, provided the Guaranty is still in effect, Guarantor shall remain creditworthy entities following the Assignment or Sublease, reasonably expected to be capable of performing the obligations under the Lease;

          (c) the financial condition of the proposed assignee or subtenant is at least as good as that of the original Tenant and Guarantor, taken as a whole, under this Lease as of the Effective Date;

          (d) the reputation and experience of the proposed assignee or subtenant is satisfactory to Landlord;

          (e) such Assignment or Sublease does not violate the terms of any Mortgage, and if required, any Lender whose consent is required has consented to the proposed Assignment or Sublease;

          (f) if the Guaranty is still in effect, Guarantor has reaffirmed the Guaranty and given its written consent to such proposed Sublease or Assignment; and

          (g) all documentation is approved by Landlord.

     7.2 Additional Terms and Conditions. Neither Landlord’s consent to any Assignment or Sublease, nor Landlord’s collection or acceptance of rent from any assignee or subtenant, shall be construed as (i) waiving or releasing Tenant from any of its liabilities or obligations under this Lease as a principal, other than with respect to such sums indefeasibly and actually received by Landlord and applied to Tenant’s obligations hereunder, (ii) to the extent the Guaranty remains effective, waiving or releasing Guarantor from its obligations as a guarantor or surety, other than with respect to such sums indefeasibly and actually received by Landlord and applied to Guarantor’s obligations hereunder, or (iii) as relieving Tenant or any assignee or subtenant from the obligation of obtaining Landlord’s prior written consent to any subsequent Assignment or Sublease. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any assignee or subtenant of Tenant. For any period during which there exists an Event of Default hereunder, Tenant hereby authorizes each such assignee or subtenant to pay said rent directly to Landlord upon receipt of notice from Landlord specifying same. Landlord’s collection of such rent shall not be construed as an acceptance of such assignee or subtenant as a tenant.

     7.3 Landlord’s Expenses. Tenant shall pay all of Landlord’s reasonable out-of-pocket costs and expenses incurred in connection with Landlord’s review and administration of each proposed Assignment or Sublease, including without limitation reasonable attorneys’, accountants’, and other consultants’ fees. In addition, if Landlord approves an Assignment, if not paid for by the assignee, Tenant shall pay a fee to Landlord (in part to defray internal costs and expenses) in an amount equal to Eighteen Thousand and 00/100 Dollars ($18,000.00).

     7.4 Effect on Event of Default. Landlord’s written consent to any Assignment or Sublet shall not constitute a representation that no default then exists under this Lease of the obligations to be performed by Tenant, nor shall such consent be deemed a waiver of any then existing default. Neither a delay in the approval or disapproval of such Assignment or Sublease, nor the acceptance of rent, shall constitute a waiver or estoppel of Landlord’s right to exercise its remedies for the breach of any of the terms or conditions of this Lease.

     7.5 Continuation of Restrictions and Obligations. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee, licensee, concessionaire or other occupant or transferee, and Tenant shall cause such person or entity to comply with such restrictions and obligations. Any assignee shall be deemed to have assumed all such obligations as if such assignee had originally executed this Lease and at Landlord’s request shall execute promptly a document confirming such assumption. Each Sublease is subject to the condition that if the Lease is terminated or Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option, the Sublease shall terminate, or not terminate, as a matter of law and, if not terminated, the subtenant shall be bound to Landlord for the balance of the term of such Sublease and shall attorn to and recognize Landlord as its landlord under the then executory terms of such Sublease.

     7.6 Merger. Notwithstanding anything to the contrary herein, Landlord and Tenant hereby expressly agree that immediately following the consummation of the Merger, this Lease shall automatically be assigned to the entity that survives the merger (the “Surviving Entity”) so that for all purposes of this Lease, Tenant shall mean the Surviving Entity.

     7.7 Subleases. Notwithstanding any to the contrary contained herein, Landlord hereby consents to (i) the conversion of that certain lease agreement between Tenant and RT Fox, LLC dated as of January 31, 2003 into a sublease with Tenant, as sublessor, and RT Fox, LLC, as sublessee and (ii) the sublease of additional space by Tenant, as sublessor, to the purchaser of its Prepress Division, provided however, that each subtenant shall acknowledge in its sublease that it has read this Lease and that it agrees to the subordination of its sublease to this Lease.

ARTICLE VIII
MAINTENANCE AND REPAIRS

     8.1 Tenant to Maintain and Repair. Tenant, at Tenant’s sole cost and expense, shall promptly make all repairs, perform all maintenance, and make all replacements in and to the Premises (including without limitation, all interior and exterior, roofing, structural, non-structural and systems maintenance, repairs and replacements) that are necessary or desirable to keep the Premises in first class condition and repair, in a clean, safe and tenantable condition, and otherwise in accordance with all Laws and the requirements of this Lease, including without limitation, repairs required as a result of any act or omission of any invitee, agent, employee,

Affiliate, subtenant, assignee, contractor, client, family member, licensee, customer or visitor of Tenant (collectively, “Invitees”). Tenant shall maintain all improvements, fixtures and personal property (including all equipment) located in, or serving, the Premises in clean, safe and sanitary condition, shall take good care thereof and make all required repairs and replacements thereto. Tenant shall maintain all drives, sidewalks, parking areas and lawns on the Premises in a clean condition, free of accumulations of dirt, trash, snow and ice. Tenant shall suffer no waste or injury to any part of the Premises.

     8.2 No Obligation to Repair by Landlord. Tenant shall give Landlord prompt written notice of any defects or damage to the structure of, or fixtures in, any improvements located in the Premises. Notwithstanding anything to the contrary contained herein, Landlord shall have the right, but not the obligation, to perform Tenant’s obligations hereunder and to charge Tenant as Additional Rent for all costs and expenses incurred in connection therewith.

     8.3 Fixtures. Tenant shall not remove from the Premises any fixtures, except the Trade Fixtures, unless replaced with similar fixtures of equal or greater quality and value. Each such fixture, except the Trade Fixtures, shall become the property of Landlord upon installing the same at the Premises. Tenant may not grant any lien or security interest in any fixture, except the Trade Fixtures.

     8.4 Replacement Reserve Account. On or before the Lease Commencement Date, Landlord shall establish a replacement reserve escrow account with a commercial bank acceptable to it, in its sole and absolute discretion, for estimated repairs, maintenance, and replacements to the Premises (the “Replacement Reserve Account”). Tenant shall pay to Landlord, concurrently with each monthly payment of Monthly Base Rent, a monthly deposit equal to one twelfth of $.20 per square foot included in the Premises, or a total of Ten Thousand Eight Hundred Eighty Eight and 00/100 Dollars ($10,888.00) per year, to be deposited by Landlord into the Replacement Reserve Account. All sums in the Replacement Reserve Account shall be available to Tenant for use in connection with Tenant’s performance of its maintenance obligations hereunder. If there shall be any default under this Lease by Tenant with respect to Tenant’s obligations to make repairs, perform maintenance and make replacements in and to the Premises, and if Landlord exercises its right in accordance with Section 8.2 hereof to perform such maintenance or to make such repairs and replacements, Landlord shall have the right to use, apply or retain all or any portion of the funds deposited into the Replacement Reserve Account (the “Replacement Reserve Funds”) for the payment of all losses, costs or expenses incurred by Landlord in connection therewith. At the expiration of this Lease, Landlord shall return to Tenant all amounts remaining in the Replacement Reserve Account; provided, however, that in no event shall Tenant be entitled to any accrued interest on the Replacement Reserve Funds. Notwithstanding anything herein to the contrary, to the extent that the actual cost of any repairs, maintenance or replacements to the Premises exceeds the Replacement Reserve Funds, Tenant shall be solely responsible for the full amount of the deficiency and shall reimburse Landlord for such amount in the event that Landlord exercises its rights in accordance with Section 8.2 to perform such maintenance and make such repairs and replacements in accordance with the terms of this Lease.

ARTICLE IX
ALTERATIONS

     9.1 Consent Required for Alterations. Landlord is under no obligation to make any alterations, decorations, additions, improvements, demolitions or other changes (collectively, “Alterations”) in or to the Premises. Tenant shall not make or permit anyone to make any Alterations in or to the Premises costing more than $100,000 without the prior written consent of Landlord, which consent shall not be unreasonably withheld. All Alterations in or to the Premises shall be made in a good, workmanlike and first-class manner, in accordance with such reasonable terms and conditions as Landlord may impose. If any lien (or a petition to establish such lien) is filed in connection with any Alteration, Tenant shall discharge such lien (or petition) within fifteen (15) days thereafter, at Tenant’s sole cost and expense, by the payment thereof or by the filing of a bond acceptable to Landlord. If Landlord’s consent to an Alteration is required hereunder, Landlord’s consent to the making of any Alteration shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises to any liens that may be filed in connection therewith. Promptly after the completion of an Alteration, Tenant at its expense shall deliver to Landlord one (1) set of accurate as-built drawings showing such Alteration in place.

     9.2 Removal of Alterations. Except as otherwise expressly provided pursuant to Section 9.1 above, if any Alterations are made without the prior written consent of Landlord, Landlord shall have the right, in addition to all other remedies, at Tenant’s expense to remove and correct such Alterations and restore the Premises to its condition immediately prior thereto, or to require Tenant to do the same. All Alterations to the Premises during the Lease Term shall be the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the expiration or earlier termination of the Lease Term; provided, however, that, at Landlord’s election, Tenant shall remove all Alterations and other items in the Premises if (i) such Alteration or item was not approved by Landlord hereunder, or (ii) if at the time that Landlord approved of the Alteration or item, Landlord advised Tenant in writing that Landlord would require Tenant to remove the same at the expiration or other termination of this Lease. Upon the removal of any Alteration or items hereunder, Tenant shall repair any damage to the Premises caused by such removal. Notwithstanding anything to the contrary contained herein, Tenant shall have the right to claim, during the Lease Term, all federal and state income tax benefits associated with Alterations to the Premises performed at Tenant’s sole cost and expense during the Lease Term, if and to the extent permitted under applicable Laws; provided, however, that in no event shall Landlord have any liability to Tenant whatsoever in connection with any inability by Tenant to obtain any such benefits.

ARTICLE X
REPRESENTATIONS, WARRANTIES AND COVENANTS OF TENANT

     10.1 Tenant hereby represents, warrants and covenants to Landlord as follows:

          (a) Change in Condition. All financial statements and other information for Tenant and Guarantor previously delivered to Landlord are true and correct in all material respects. There has been no material adverse change, nor is there any fact, event or circumstance that could reasonably be expected to result in a material adverse change, in the financial condition of Tenant, Guarantor, or the business being conducted at the Premises since the date of the most recent financial statements delivered to Landlord. Neither Tenant nor Guarantor has entered into any material transaction outside the ordinary course of its business operations as reflected in such financial statement other than with respect to the Merger and the sale by Tenant of its Prepress Division. No proceeding at law or in equity or before any administrative agency or arbitrator or similar forum is pending or, to the knowledge of Tenant, threatened, against Tenant or Guarantor.

          (b) Rent Coverage Ratio. During the Lease Term, Tenant, in aggregate with Guarantor, shall maintain a Rent Coverage Ratio (as defined herein) of no less than 1.0 to 1.0, for the three month period ending March 31, 2004, and for the three month period ending April 30, 2004 and for each rolling three-month period ending as of the end of each month thereafter. “Rent Coverage Ratio” shall mean, for Tenant and Guarantor on a combined basis, the ratio of (i) all pre-tax net income, plus (A) all rent payable under all leases for any real property and improvements (“Aggregate Rent Obligations”), plus (B) depreciation and amortization, plus (C) interest on mortgage debt, plus (D) owners’ compensation and bonuses minus the greater of: $500,000 or twenty-five one hundredths of one percent (0.25%) of revenue, plus (E) the annual LIFO adjustment; to (ii) the Aggregate Rent Obligations plus principal and interest payments on mortgage debt. The Rent Coverage Ratio shall be calculated at the beginning of each fiscal quarter on the basis of the information reported in and for the time periods covered by the Internal Statements and Audited Annual Statements (as defined in Section 10.1(d)), as applicable.

          (c) Tangible Net Worth. During the Lease Term Tenant, in aggregate with Guarantor, shall maintain a Tangible Net Worth (as defined herein) of not less than $4,250,000, plus (i) 50% of all consideration received after the date hereof for equity securities and subordinated debt of Guarantor and Tenant, plus (ii) 50% of Guarantor and Tenant’s net income in each fiscal quarter ending after the date hereof. Increases in the Tangible Net Worth covenant based on consideration received for equity securities and subordinated debt shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Tangible Net Worth covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall Tangible Net Worth be decreased. “Tangible Net Worth” shall mean, on a combined basis, Tenant’s and Guarantor’s equity (or capital, as applicable), plus 64% of LIFO reserve, plus amounts due to owners and Affiliates, minus amounts due from owners and Affiliates, minus intangible assets. Landlord shall have the right to revise the foregoing Tangible Net Worth requirement by written notice to Tenant, based upon the actual consolidated balance sheet of Tenant and Guarantor as of the end of the month in which the Merger is consummated.

          (d) Financial Statements and Certifications. Tenant shall provide Landlord and any Lender, at the times set forth herein (or more often as may be reasonably requested by Landlord), the following information during the Lease Term: (A) within thirty (30) days after the end of each fiscal quarter other than the last fiscal quarter), (i) Tenant and Guarantor prepared fiscal year-to-date financial statements of Tenant and of each Guarantor, prepared in accordance with generally accepted accounting principles (“GAAP”) (the “Internal Statements”), (ii) a written calculation based upon the Internal Statements of the Rent Coverage Ratio for such fiscal year-to-date period, certified by Tenant’s and Guarantor’s chief financial officer, and (iii) a written calculation based upon the Internal Statements of the Tangible Net Worth, certified by Tenant ‘s and Guarantor’s chief financial officer; (B) within ninety (90) days after the end of each fiscal year of Tenant and each Guarantor: (i) annual financial statements prepared in accordance with GAAP and audited by an independent certified public accountant and presented on an individual or combined basis (the “Audited Annual Statements”), (ii) a written calculation based upon the Audited Annual Statements of the Rent Coverage Ratio for such fiscal year period, certified by Tenant’s and Guarantor’s chief financial officer, and (iii) a written calculation based upon the Audited Annual Statements of the Tangible Net Worth, certified by Tenant’s and Guarantor’s chief financial officer; (C) within fifteen (15) Business Days of the filing thereof with the Internal Revenue Service, annual federal tax returns of Tenant and Guarantor; (D) within fifteen (15) days after request, all evidence reasonably requested supporting the Rent Coverage Ratio and Tangible Net Worth calculations delivered to Landlord; and (E) such additional financial information as Landlord shall reasonably request (including any financial information required by any governmental agency, including the Securities and Exchange Commission). At Landlord’s request, Tenant and Guarantor shall grant to Landlord electronic read-only access to Tenant’s and Guarantor’s financial statements, provided that Landlord is reasonably able to demonstrate that such access does not jeopardize the privacy, integrity or safety of Tenant’s and Guarantor’s financial records and information. If Landlord notifies Tenant that Landlord desires to have Tenant’s Internal Annual Statements audited by Landlord’s independent auditors, Tenant shall cooperate with Landlord to permit such audit. If the audit results in finding a five percent (5%) or greater decrease in the Rent Coverage Ratio or Tangible Net Worth from that reported on such Internal Annual Statements, then Tenant shall be required to pay for the cost of such audit as Additional Rent.

          (e) Examination of Books and Records. At any time during the first sixty (60) days following the Effective Date, or at any time thereafter during the Lease Term, Landlord, its agents, accountants and attorneys shall have the right to examine and audit, during reasonable business hours, the records, books, management and other papers of Tenant which pertain to its financial condition or the income, expenses and operation of the Premises, at the Premises or at any office regularly maintained by Tenant where the books and records are located. Landlord and its agents shall have the right to make copies and extracts from the foregoing records and other papers.

          (f) Litigation. Within ten (10) days after Tenant has knowledge of any litigation, threatened condemnation, or other proceeding related to or arising out of (i) this Lease or the Premises in which claims are asserted in an amount in excess of $50,000, or (ii) Tenant or Guarantor in which claims are asserted in an amount in excess of $200,000, Tenant shall give written notice thereof to Landlord, and a copy of any documents pertaining to such proceeding. If and to the extent Landlord reasonably determines that such proceeding may have a material adverse affect on the Premises or this Lease, Landlord may, after notice to Tenant, undertake an investigation or otherwise become involved in the proceeding and Tenant shall pay all of Landlord’s reasonable costs and expenses related thereto, including but not limited to reasonable attorneys’ fees, that are incurred by Landlord, as Additional Rent.

          (g) Authorization. Tenant and the person executing and delivering this Lease on Tenant’s behalf each represents and warrants that such person is duly authorized to so act; that Tenant is duly organized, is qualified to do business in the jurisdiction in which the Premises is located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises is located, and has the power and authority to enter into this Lease and to conduct its business in the manner being conducted; and that all action required to authorize Tenant and such person to enter into this Lease and to conduct its business in the manner being conducted has been duly taken.

          (h) Disclosure. This Lease does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein not misleading in light of the circumstances in which it was made.

ARTICLE XI
SECURITY DEPOSIT; GUARANTY

     11.1 Security Deposit. Simultaneously with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit as security for the performance by Tenant of all of Tenant’s obligations, covenants, conditions and agreements under this Lease. Landlord shall not be required to maintain such Security Deposit in a separate account. Except as may be required by law, Tenant shall not be entitled to interest on the Security Deposit. If there shall be any default under this Lease by Tenant, then Landlord shall have the right, but shall not be obligated, to use, apply or retain all or any portion of the Security Deposit for the payment of any (a) Monthly Base Rent, Additional Rent or any other sum as to which Tenant is in default, or (b) amount Landlord may spend or become obligated to spend, or for the compensation of Landlord for any losses incurred, by reason of Tenant’s default (including, but not limited to, any damage or deficiency arising in connection with the re-letting of the Premises). If any portion of the Security Deposit is so used or applied, then within fifteen (15) Business Days after Landlord gives written notice to Tenant of such use or application, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to the full amount of the Security Deposit specified in Section 1.15.

     11.2 Guaranty. Tenant shall cause each Guarantor to execute and deliver to Landlord, and maintain during the Lease Term, a guaranty of this Lease on a form acceptable to Landlord (the “Guaranty”).

     11.3 Additional Security Deposit. As additional security for the performance by Tenant of all obligations, covenants, conditions and agreements of this Lease, Tenant has delivered to Landlord the Additional Security Deposit to be used, applied and retained by Landlord, in whole or in part, in accordance with Section 11.1 above. Landlord shall release the Additional Security Deposit in accordance with Section 11.4 below.

     11.4 Release of Additional Security Deposit. Provided that (i) there is no uncured Event of Default under this Lease, nor any events which with notice or the passage of time or both would become an Event of Default; and (ii) Tenant shall have achieved a Fixed Charge Coverage Ratio of no less than 1.0 to 1.2 for two (2) consecutive quarters, as confirmed by an audit performed by an independent certified public accountant approved by Landlord, Landlord shall release the Additional Security Deposit. For purposes of this Lease, Fixed Charge Coverage Ratio shall mean the quotient of (i) EBITDA, determined in accordance with generally accepted accounting principles, consistently applied, divided by (ii) the sum of (A) cash interest, (B) scheduled debt amortization, (C) unfunded capital expenditures, and (D) income taxes.

ARTICLE XII
INSPECTION

     12.1 At all times, upon receipt of reasonable prior notice thereof, Tenant shall permit Landlord, any Lender and their agents and representatives, to enter the Premises without charge therefor and without diminution of the rent payable by Tenant in order to examine, inspect or protect the Premises, or to exhibit the same to brokers, prospective tenants, Lenders, purchasers and others. Landlord shall endeavor to minimize disruption to Tenant’s normal business operations in the Premises in connection with any such entry and shall use commercially reasonable efforts not to interfere with Tenant’s use and quiet enjoyment of the Premises.

ARTICLE XIII
INSURANCE

     13.1 Types and Amounts of Insurance Coverage. Throughout the Lease Term, Tenant shall obtain and maintain the following types and amounts of insurance:

          (a) Commercial General Liability

A)	Coverage: (1) Occurrence Form; (2) Contractual Liability – insuring the obligations assumed by the Tenant under this Lease, including the indemnity obligations set forth in this Lease; (3) Premises and Operations Coverage; (4) Broad Form Property Damage Coverage; (5) Personal Injury Liability; and (6) Independent Contractors Coverage.

B)	Limits: Commercial general liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event less than $3,000,000 combined single limit per occurrence with a $5,000,000 general aggregate.

          (b) All Risk Property, Comprehensive and Business Interruption Coverage

A)	Coverage: (1) All Risks of Direct Physical Loss; (2) Demolition and increased cost of construction; (3) Replacement Cost; (4) EDP equipment coverage; and (5) Business Interruption Coverage and Extra Expenses.

B)	Limits: Property and Comprehensive Insurance shall be on a replacement cost basis, in an amount not less than that required to replace the real and personal property and improvements installed on or about the Premises, all alterations and other contents of the Premises (including without limitation, Tenant’s trade fixtures, decorations, furnishing, equipment and personal property). Business Interruption Coverage and Extra Expense shall be in minimum amounts typically carried by prudent tenants engaged in similar operations but in no event less than the Monthly Base Rent, Impositions and all other Additional Rent payable under this Lease during any Lease Year.

          (c) Comprehensive Automobile Liability

A)	Coverage: Comprehensive Automobile Liability for all owned, non-owned and hired vehicles;

B)	Limits: Automobile Liability insurance shall be in minimum amounts not less than $3,000,000 for each accident.

          (d) Workers Compensation and Employers Liability

A)	Coverage: (1) All States Endorsement; (2) Employers Liability for Monopolistic States; and (3) Executive Officers, partners & sole proprietors included.

B)	Limits: Coverage A – Statutory; Coverage B (Employers Liability) $1,000,000 each accident, $1,000,000 disease – policy limit, $1,000,000 disease – each employee.

          (e) Law and Ordinance

A)	Coverage: Law and Ordinance insurance covering the Premises.

B)	Limits: Law and Ordinance insurance shall be in minimum amounts not less than $3,000,000.

     13.2 Requirements of Insurance Coverage. All the insurance policies specified above shall meet the following requirements: (i) be issued by a company that is licensed to do business in the jurisdiction in which the Premises is located, that has been approved in advance by Landlord and that has a rating equal to or exceeding A-:XII from Best’s Insurance Guide; (ii) except for the workers compensation coverage required above, list Landlord, all Affiliates of Landlord, and all Lenders as additional insureds and/or loss payees (as applicable), and specify that all property loss adjustment and casualty losses reserved in excess of $10,000 shall require the written consent of Landlord, Tenant, and Lender, if applicable; (iii) contain an endorsement that such policy shall remain in full force and effect notwithstanding that the insured may have waived its right of action against any party prior to the occurrence of a loss (Tenant hereby waiving its right of action and recovery against and releasing Landlord and its employees and agents from any and all liabilities, claims and losses for which they may otherwise be liable to the extent Tenant is covered by insurance carried or required to be carried under this Lease); (iv) provide that the insurer thereunder waives all right of recovery by way of subrogation against Landlord, its partners, agents, employees, and representatives, in connection with any loss or damage covered by such policy; (v) be reasonably acceptable in form and content to Landlord; (vi) be primary over any other valid and collectible insurance and non-contributory; (vii) contain an endorsement for cross liability and severability of interests; (viii) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance or change in coverage without the insurer first giving Landlord and each Lender thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested) of such proposed action; and (ix) contain a deductible amount less than or equal to $5,000, except as otherwise approved in writing by Landlord.

     13.3 Other Provisions. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance provided it is customary for owners or tenants of comparable properties in the vicinity of the Premises to carry insurance of such higher minimum amounts or of such different types and/or to require Tenant to carry earthquake insurance in an amount specified by Landlord, in addition to insurance to cover the perils of terrorism and certified acts of terrorism in amounts specified by Landlord. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease and at least annually thereafter, (i) certificates (including Accord Form 27) evidencing that all such insurance coverage required pursuant to this Article is in full force and effect, and (ii) receipts evidencing payment therefor (and, upon request, copies of all required insurance policies, including endorsements and declarations). Tenant shall give Landlord immediate notice in case of fire, theft or accident reserved in excess of $10,000 in the Premises. Neither the issuance of any insurance policy required under this Lease nor the minimum limits specified herein shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease. Landlord makes no representation that the limits or forms of coverage of insurance specified in this Article VIII are adequate to cover Tenant’s property or obligations under this Lease. Tenant shall have the right to maintain the insurance coverages set forth in this Article under a blanket insurance policy covering other premises owned or operated by Tenant, provided that (x) the Premises is covered independently by such blanket insurance policy to the full extent required by this Article, and (y) such coverage for the Premises shall not be diminished for any reason whatsoever (including without limitation a claim made with respect to any other premises) during the Lease Term.

     13.4 Waiver of Subrogation. Tenant hereby releases and relieves Landlord, and waives its entire right of recovery against Landlord, for direct or consequential loss or damage arising out of or related to any accident covered by property insurance carried by Landlord, its Affiliates, agents, employees, contractors and/or invitees, whether or not due to the negligence of Landlord, its Affiliates, agents, employees, contractors and/or invitees.

ARTICLE XIV
LIABILITY AND INDEMNIFICATION

     14.1 No Liability of Landlord. Landlord, its Affiliates, partners, officers, directors, members, trustees, employees, agents and Lenders shall have no liability for and shall not assume any liability or responsibility with respect to the conduct or operation of the business to be conducted on the Premises and shall have no liability for any claim of loss of business or interruption of operations, or any consequential damages or indirect losses whatsoever other than those losses caused solely by such person’s willful misconduct. Any motor vehicles, parts, goods, furnishings, fixtures, property or personal effects placed or stored in or about the Premises shall be at the sole risk of Tenant, and Landlord, its Affiliates, employees and agents shall not be responsible or liable for such property.

     14.2 Indemnification of Landlord by Tenant. Tenant shall indemnify, defend upon request and hold Landlord, its Affiliates, partners, officers, directors, members, trustees, employees, agents and Lenders harmless from and against, all demands, causes of action, judgments, costs, damages (including consequential damages), claims, liabilities, expenses (including reasonable attorneys’ fees, disbursements and actual costs), losses, penalties and court costs suffered by or claimed by a third party against any of the above indemnified parties (whether arising from events prior or to the Effective Date or thereafter during the Lease Term), to the extent directly or indirectly, based on or arising out of: (a) Tenant’s use, condition, operation, maintenance, repair, alteration, and occupancy of the Premises or the business conducted therein or therefrom, (b) any act, omission, negligence or willful misconduct of Tenant, its Affiliates or Invitees, (c) Tenant’s contamination of the Premises or the ground waters thereof, discharge of toxic or hazardous sewage or waste materials from the Premises into any septic facility or sewer system, violation of any Environmental Law or release of Hazardous Materials on the Premises (irrespective of whether there has occurred a violation thereof), (d) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or Invitees of any of the terms, provisions, representations, warranties, covenants or conditions of this Lease on Tenant’s part to be performed, including without limitation, the failure to comply with Laws, (e) easements or other agreements entered into by Landlord at the request of Tenant following the Effective Date, and (f) any accident, injury, death or damage to the person, property or business of Tenant or Invitees, or any other person that shall happen at, in, upon, or at the Premises, and arising out of Tenant’s negligent or wrongful acts or omissions thereon. Landlord need not have first paid any such claim to be so indemnified and held harmless by Tenant. Tenant, upon written notice from Landlord, shall defend any claim against Landlord at Tenant’s sole expense, using legal counsel reasonably satisfactory to Landlord and Landlord shall cooperate with Tenant in such defense. Tenant’s indemnity obligations under this Section 14.2 and elsewhere in this Lease arising prior to the termination of this Lease shall survive such termination.

     14.3 No Liability Accruing Subsequent to Transfer. No landlord hereunder shall be liable for any obligation or liability based on or arising out of any event or condition occurring during the period that such landlord was not the owner of the Premises. Within five (5) business days after request, Tenant shall attorn to any new landlord and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

     14.4 Tenant’s Remedies. Tenant shall not have the right to set off, recoup, abate or deduct any amount allegedly owed to Tenant pursuant to any claim against Landlord from any Monthly Base Rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, which action shall not be consolidated with any action of Landlord.

     14.5 Landlord’s Liability Limited to Landlord’s Interest. If Tenant or Invitees are awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord’s estate and interest in the Premises. No other asset of Landlord, any partner, director, member, officer or trustee of Landlord or any other person or entity shall be available to satisfy or be subject to such judgment, nor shall any such individual or other person or entity be held to have personal liability for satisfaction of any claim or judgment against Landlord or any such individual.

ARTICLE XV
DAMAGE OR DESTRUCTION; RESTORATION OBLIGATIONS

     15.1 If the improvements located on the Premises are totally or partially damaged or destroyed, whether due to casualty, Partial Taking (as defined in Section 16.2) or otherwise, then promptly after such damage or destruction, Tenant shall repair, rebuild or restore all damaged improvements on or about the Premises so as to make the Premises at least equal in value to the Premises existing immediately prior to such damage or destruction. All such repair, rebuilding or restoration shall be at Tenant’s expense; provided, however that, to the extent necessary to effect such repair, rebuilding or restoration, Landlord will make available to Tenant the Net Proceeds of any fire or other casualty insurance paid to Landlord or the Net Proceeds of any award from a Partial Taking after deduction of any costs incurred by Landlord in connection with the collection thereof, including reasonable attorneys’ fees. Payment to Tenant of such Net Proceeds shall be made in accordance with reasonable procedures customarily required in connection with construction loans. Tenant shall deliver to Landlord for Landlord’s approval the plans and specifications      , as well as a schedule setting forth the estimated monthly draws for such work. Upon Landlord’s approval thereof, Tenant will begin such repairs, rebuilding or restoration and will prosecute the same to completion with diligence and in accordance with the terms and conditions contained in Article IX of this Lease. Landlord and its architects and engineers shall have the right, at Tenant’s expense, to inspect the Premises from time to time during such repair, rebuilding and restoration. In no event, however, shall Landlord have any liability whatsoever for any defects in the design or construction, or the compliance of the plans and specifications with Laws. In no event shall any damage or destruction allow Tenant to abate the payment of Monthly Base Rent or Additional Rent or terminate this Lease, except as provided in Section 16.5 and 16.1, respectively of this Lease.

ARTICLE XVI
CONDEMNATION

     16.1 Total Taking. If the entire Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (a “Total

Taking”), then this Lease shall terminate on the earlier of the date that title to the Premises vests in such authority or the date that the authority takes possession of the Premises, and Monthly Base Rent shall be apportioned as of such date. If less than the entire Premises or occupancy thereof is permanently condemned, but such partial condemnation, even after restoration, would in Landlord’s reasonable judgment be substantially and materially adverse to the business operations of Tenant as being conducted at or from the Premises as of the Lease Commencement Date, then Tenant shall have the right to elect to terminate this Lease upon written notice thereof to Landlord within fifteen (15) Business Days after Tenant receives notice of such taking (together with a Total Taking, a “Termination Taking”). This Lease shall terminate on the date that title to the Premises vests in such authority, and Monthly Base Rent shall be apportioned as of such date. A condemnation shall be deemed to be permanent if lasting for a period in excess of twelve (12) consecutive calendar months.

     16.2 Partial Taking. If less than the entire Premises or occupancy thereof is permanently condemned and such partial condemnation would not, even after restoration, in Landlord’s reasonable judgment be substantially and materially adverse to the business operations of Tenant as being conducted at or from the Premises as of the Lease Commencement Date (a “Partial Taking”), then this Lease shall remain in full force and effect, there shall be no abatement of Monthly Base Rent or Additional Rent except for an adjustment to Monthly Base Rent as provided in Section 16.5 and Tenant shall comply with the provisions of Article XV of this Lease.

     16.3 Temporary Taking. If all or any portion of the Premises is condemned for a period of twelve (12) consecutive calendar months or less, the Lease shall remain in full force and effect and there shall be no abatement of Monthly Base Rent or Additional Rent notwithstanding such condemnation. The amount of any award, damages and other compensation (the “Awards”) paid on account of a temporary taking, net of Landlord’s reasonable expenses in obtaining the same, for such temporary taking allocable to the Lease Term, shall be paid to Tenant, and Tenant shall be entitled to participate in the negotiation of a settlement or negotiation or litigation of an award in connection with such a temporary taking.

     16.4 Awards. Except as set forth above, in the event of a Termination Taking or Partial Taking, all Awards shall belong to Landlord, and Tenant assigns to Landlord all rights to such Awards. Tenant shall not make any claim against Landlord or such authority for any portion of such Awards attributable to damage to the Premises, value of the unexpired portion of the Lease Term or any renewal thereof, loss of profits or goodwill, leasehold improvements, consequential damages to the Premises not taken, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for relocation expenses and for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant’s expense and which Tenant is entitled, pursuant to this Lease, to remove at the expiration or earlier termination of the Lease Term, provided that such claim shall in no way diminish the Awards payable to or recoverable by Landlord in connection with such taking.

     16.5 Partial Taking Base Rent Abatement. In the event of a Partial Taking in excess of five percent (5%) of (i) the buildings or portion of the land area of the Premises which is paved or (ii) the fair market value of the Premises, this Lease shall remain unaffected by such taking except that, following Landlord’s receipt of the Award and Tenant’s completion of the restoration in accordance with Article XV hereof, the Monthly Base Rent shall be reduced by an amount equal to the amount of the net Awards received by Landlord divided by ten (10). Until the new Monthly Base Rent shall be determined and agreed upon in writing, Tenant shall continue to pay Monthly Base Rent in accordance with the original terms of this Lease and upon such determination, an appropriate adjustment shall be made and Tenant shall receive credit for any overpayment.

ARTICLE XVII
DEFAULT

     17.1 Events of Default. Each of the following shall constitute an “Event of Default”: (a) Tenant’s failure to pay when due Monthly Base Rent, Additional Rent or other sum; provided, however, that with respect to the first (1st) such failure in any twelve (12) month period only, no Event of Default shall be deemed to have occurred unless such failure continues for a period of five (5) days after Landlord provides written notice thereof to Tenant; (b) Tenant’s failure to perform or observe any non-monetary covenant or condition of this Lease not otherwise specifically described in this Section 17.1, which failure continues for twenty (20) days after Landlord provides written notice thereof to Tenant, or such shorter period as is appropriate if such failure can be cured in a shorter period; or, if the default cannot be cured within twenty (20) days, then within such longer period, as may be reasonably necessary to complete such corrective action, but in no event longer than ninety (90) days provided, however, that such cure period shall not be applicable if, in Landlord’s sole and absolute discretion, such failure raises a life/safety issue with respect to the Premises or its occupants or visitors, including but not limited to, a threat of personal injury or continuing physical injury to the Premises; (c) Tenant’s abandonment of or failure to occupy continuously the Premises; (d) an Event of Insolvency as specified in Article XVIII; (e) any Environmental Default as specified in Section 6.3 which continues for a period of ninety (90) days; (f) any Sublease or Assignment not consented to by Landlord in writing pursuant to Article VII, or a Change in Control without the prior written consent of Landlord; (g) any representation, warranty or certification made by Tenant is incorrect in any material respect when made; (h) a final, non-appealable judgment for the payment of money not fully covered by insurance is rendered against Tenant or any Affiliate conducting business at or from the Premises, and the same has not been discharged, vacated, bonded, or stayed within sixty (60) days after rendering of the same; (i) any failure to maintain or obtain the insurance required pursuant to Article XIII above; (j) any default by Tenant, or any Affiliates or guarantor thereof under any other instrument entered into with or for the benefit of Landlord or any of Landlord’s Affiliates; (k) any breach of Tenant’s or Guarantor’s covenants regarding the Rent Coverage Ratio or the Tangible Net Worth requirements described in Article X above; and (m) failure of Tenant to maintain the Security Deposit in accordance with Article XI.

     17.2 Landlord’s Remedies. Following an Event of Default, the provisions of this Section 17.2 shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, and Tenant hereby waives any other notice to quit or notice of

Landlord’s intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under applicable Laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to Tenant’s liability for all Monthly Base Rent, Additional Rent and other sums specified herein. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord shall have the right, at its sole option, to terminate any right of renewal, expansion, first offer or refusal and any right to purchase the Premises contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Whether or not this Lease and/or Tenant’s right of possession is terminated or any suit is instituted, Tenant shall be liable for any Monthly Base Rent, Additional Rent, damages or other sum which may be due or sustained prior to such default, and for all costs, fees and expenses (including, but not limited to, reasonable attorneys’ fees and costs, brokerage fees, expenses incurred in enforcing any of Tenant’s obligations under the Lease or in placing the Premises in first class rentable condition, and advertising expenses, incurred by Landlord in pursuit of its remedies hereunder and/or in recovering possession of the Premises and renting the Premises to others from time to time plus other actual or out of pocket damages suffered or incurred by Landlord on account of Tenant’s default. Tenant also shall be liable for additional damages which at Landlord’s election shall be either one or a combination of the following: (a) an amount equal to the Monthly Base Rent and Additional Rent due or which would have become due from the date of Tenant’s default through the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any Additional Rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), which amount shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s default and continuing until the date on which the Lease Term would have expired but for Tenant’s default, it being understood that separate suits may be brought from time to time to collect any such damages for any month(s) (and any such separate suit shall not in any manner prejudice the right of Landlord to collect any damages for any subsequent month(s)), or Landlord may defer initiating any such suit until after the expiration of the Lease Term (in which event such deferral shall not be construed as a waiver of Landlord’s rights as set forth herein and Landlord’s cause of action shall be deemed not to have accrued until the expiration of the Lease Term), and it being further understood that if Landlord elects to bring suits from time to time prior to reletting the Premises, Landlord shall be entitled to its full damages through the date of the award of damages without regard to any Monthly Base Rent, Additional Rent or other sums that are or may be projected to be received by Landlord upon reletting of the Premises; or (b) an amount equal to the present value of the sum of (i) the amount by which (A) all Monthly Base Rent (assuming a cap rate of 10%), Additional Rent and other sums due or which would be due and payable under this Lease as of the date of Tenant’s default through the end of the scheduled Lease Term exceeds (B) the fair market rental value of the Premises over the same Period as reasonably determined by Landlord, plus (ii) all expenses (including reasonable broker and attorneys’ fees) and value of all vacancy periods projected by Landlord to be incurred in connection with the reletting of the Premises. The present value shall be calculated using a discount factor equal to the yield of the United States Treasury Note or Bill, as appropriate, having a maturity period approximately commensurate to the remainder of the

Lease Term, and such resulting amount shall be payable to Landlord in a lump sum on demand, it being understood that upon payment of such liquidated and agreed final damages, Tenant shall be released from further liability for payment of Monthly Base Rent under this Lease with respect to the period after the date of such payment. Landlord’s determination as to the fair market value and projected vacancy period shall be presumptively correct and Tenant shall have the burden of proving otherwise by clear and convincing evidence. Landlord may bring suit to collect any such damages at any time after an Event of Default shall have occurred. In the event Landlord relets the Premises for a term extending beyond the scheduled expiration of the Lease Term, it is understood that Tenant will not be entitled to apply any base rent, additional rent or other sums generated or projected to be generated in the period extending beyond the scheduled expiration of the Lease Term (collectively, the “Extra Rent”) against Landlord’s damages. Similarly in proving the amount that would be received by Landlord upon a reletting of the Premises as set forth in clause (b)(ii) above, Tenant shall not take into account the Extra Rent. The provisions contained in this Section shall be in addition to, and shall not prevent the enforcement of, any claim Landlord may have against Tenant for anticipatory breach of this Lease. Nothing herein shall be construed to affect or prejudice Landlord’s right to prove, and claim in full, unpaid Monthly Base Rent and Additional Rent accrued prior to termination of this Lease. If Landlord is entitled, or Tenant is required, pursuant to any provision hereof to take any action upon the termination of the Lease Term, then Landlord shall be entitled, and Tenant shall be required, to take such action also upon the termination of Tenant’s right of possession. With respect to all of Landlord’s rights and remedies set forth above, any and all amounts held by Landlord as a Security Deposit, or as a part of the Reserve Account, shall be applied for Tenant’s benefit and shall reduce any amounts or damages that Tenant is to pay to Landlord hereunder.

     17.3 Tenant Waiver. Tenant hereby expressly waives, for itself and all persons claiming by, through or under it, any right of redemption, re-entry or restoration of the operation of this Lease under any present or future Law, including without limitation any such right which Tenant would otherwise have in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as herein provided.

     17.4 Landlord’s Rights Cumulative. All rights and remedies of Landlord set forth in this Lease are cumulative and in addition to all other rights and remedies available to Landlord at law or in equity, including those available as a result of any anticipatory breach of this Lease, but excluding, punitive damages. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay or failure by Landlord to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default by Tenant unless such waiver expressly is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to the specific circumstances described in such written waiver.

     17.5 Accord and Satisfaction. If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, then the same shall not constitute a waiver of the same or of any other covenant, condition or agreement set forth herein, nor of any of Landlord’s rights hereunder. Neither the payment by Tenant of a lesser amount than the monthly installment of Monthly Base Rent, Additional Rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction. Landlord may accept the same without prejudice to Landlord’s right to recover the balance of such rent or other sums or to pursue any other remedy. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall be considered an acceptance of a surrender of this Lease.

     17.6 Default Rate. If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. The taking of such action by Landlord shall not be considered a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default. If Landlord elects to make such payment or do such act, Landlord shall give Tenant notice thereof, in which case all expenses incurred by Landlord, plus interest thereon at a rate (the “Default Rate”) equal to the lesser of (a) the greater of (i) eighteen percent (18%) per annum or (ii) the rate per annum which is five (5) whole percentage points higher than the prime rate published in the Money Rates section of the Wall Street Journal, or (b) the highest lawful rate per annum, from the date paid by Landlord to the date of payment thereof by Tenant, shall constitute Additional Rent due hereunder.

     17.7 Joint and Several Liability. If more than one person or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several. No waiver, release or modification of the obligations of any such person or entity shall affect the obligations of any other such person or entity.

ARTICLE XVIII
BANKRUPTCY

     18.1 Events of Bankruptcy. An “Event of Insolvency” is the occurrence with respect to any of Tenant, Guarantor or a General Partner of any of the following: (a) becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”) or under the insolvency laws of any state (the “Insolvency Laws”); (b) the earlier to occur of either (i) the filing of a petition for the appointment of a receiver or custodian or (ii) the appointment of a receiver or custodian for any property of such entity or person, or (iii) the institution of a foreclosure, replevin or attachment action upon any property of such entity or person; (c) filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws or the admission in writing of its or his inability to pay debts generally as they become due; (d) filing of an involuntary petition against such entity or person as the alleged debtor under the Bankruptcy Code or Insolvency Laws which either (i) is not dismissed within thirty (30) days after filing, or (ii) results in the issuance of an order for relief against the alleged debtor; (e) making or consenting to an assignment for the benefit of creditors or a composition of creditors; or (f) submitting (either before or after execution hereof) to Landlord any financial statement containing any material inaccuracy or omission.

     18.2 Remedies. Upon an Event of Insolvency, Landlord shall have all rights and remedies available pursuant to Article XVII; provided, however, that while a case (the “Case”) in which Tenant is the alleged debtor under the Bankruptcy Code is pending, Landlord’s right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, “Trustee”) to assume or assume and assign this Lease pursuant to the Bankruptcy Code. After the commencement of a Case: (i) Trustee shall perform all post-petition obligations of Tenant under this Lease; and (ii) if Landlord is entitled to damages (including, without limitation, unpaid rent) pursuant to the terms of this Lease, then all such damages shall be entitled to administrative expense priority pursuant to the Bankruptcy Code. Any person or entity to which this Lease is assigned pursuant to the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease, and any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assumption. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Trustee as debtor in possession or Trustee’s assignee, and (d) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assume and assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. If this Lease is rejected or deemed rejected, then Landlord shall have all rights and remedies available to it pursuant to Article XVII. Landlord and Tenant acknowledge and agree that adequate assurance of future performance shall require, among other things, that the following minimum criteria (which Landlord and Tenant agree are commercially reasonable) be met: (1) Tenant’s gross receipts in the ordinary course of business during the thirty (30) days preceding the Case must be greater than ten (10) times the next monthly installment of Monthly Base Rent and Additional Rent due; (2) both the average and median of Tenant’s monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than the next monthly installment of Monthly Base Rent and Additional Rent due; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of Monthly Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant’s business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must pay at the time the next monthly installment of Monthly Base Rent is due, in addition to such installment, an amount equal to the monthly installments of Monthly Base Rent, and Additional Rent due for the next six (6) months thereafter, such amount to be held as a security deposit in addition to the Security Deposit; (7) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; (8) Trustee must comply with all duties and obligations of Tenant under this Lease; (9) the financial condition and operating performance of the proposed assignee and its guarantors, if any, shall be similar to the financial condition and operating performance of the Tenant and Guarantor as of the Effective Date; and (10) all assurances of future performance specified in the Bankruptcy Code must be provided.

ARTICLE XIX
SUBORDINATION

     19.1 Subordination and Non-Disturbance. Subject to the requirement set forth below that a mortgagee or lender agree to certain non-disturbance agreements with Tenant, this Lease is subject and subordinate to the lien, provisions, operation and effect of any Mortgage, to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. A Lender holding a Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holder of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all documents required by such Lender in confirmation thereof. In each instance, Landlord shall obtain for Tenant a non-disturbance agreement providing for the continuation of this Lease in the event of any such transfer of the Premises (subject to the terms and conditions contained therein), on the standard form of each Lender. Within five (5) Business Days after Landlord’s request, Tenant shall execute documents required by Lender confirming the foregoing subordination. Tenant appoints Landlord as Tenant’s attorney-in-fact to execute any such document for Tenant.

     19.2 Attornment. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease and Tenant’s obligations hereunder in the event any foreclosure proceeding is prosecuted or completed or in the event the Premises or Landlord’s interest therein is transferred by foreclosure, by deed in lieu of foreclosure or otherwise. If this Lease is not extinguished upon any such transfer or by the transferee following such transfer, then, within five Business Days of a written request of such transferee, Tenant shall attorn to such transferee and shall recognize such transferee as the landlord under this Lease. Tenant agrees that upon any such attornment, such transferee shall not be (a) bound by any payment of the Monthly Base Rent or Additional Rent more than one (1) month in advance, except adequate assurance payments required under Section 18.2 above and prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, but only to the extent such prepayments have been delivered to such transferee, (b) bound by any amendment of this Lease made without the written consent of any Lender existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that Tenant’s agreements hereunder are subject and conditioned upon the transferee’s agreement that after succeeding to Landlord’s interest under this Lease, such transferee shall agree to perform in accordance with the terms of this Lease all obligations of Landlord arising after the date of transfer. Within ten (10) Business Days of a written request of such transferee, Tenant shall execute, acknowledge and deliver any reasonable document submitted to Tenant confirming such attornment.

     19.3 Lender Required Modifications. If any prospective or current Lender requires that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect or in any way limit, restrict or modify Tenant’s use of the Premises as herein permitted, and (c) do not increase the Monthly Base Rent, Additional Rent and/or any other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such required modifications, and Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) days after Tenant’s receipt thereof.

     19.4 Lender Cure Rights. If (a) the Premises are at any time subject to a Mortgage, (b) this Lease and rent payable hereunder is assigned to the Lender, and (c) the Tenant is given notice of such assignment, including the name and address of the assignee, then, in that event, Tenant shall not terminate this Lease or make any abatement in the rent payable hereunder for any default on the part of the Landlord without first giving notice, in the manner provided elsewhere in this Lease for the giving of notices, to the Lender, specifying the default in reasonable detail, and affording such Lender a reasonable opportunity to make performance, at its election, for and on behalf of the Landlord, except that (i) such Lender shall have at least thirty (30) days to cure the default; (ii) if such default cannot be cured with reasonable diligence and continuity within thirty (30) days, such Lender shall have any additional time as may be reasonably necessary to cure the default with reasonable diligence and continuity; and (iii) if the default cannot reasonably be cured without such Lender having obtained possession of the Premises, such Lender shall have such additional time as may be reasonably necessary under the circumstances to obtain possession of the Premises and thereafter to cure the default with reasonable diligence and continuity. If more than one such Lender makes a written request to Landlord to cure the default, the Lender making the request whose lien is the most senior shall have such right.

ARTICLE XX
END OF LEASE TERM; HOLDING OVER

     20.1 Condition of Premises. At the expiration or earlier termination of this Lease or Tenant’s right of possession, Tenant shall: (a) surrender possession of the Premises in first class condition and good repair and free of debris, subject to normal wear and tear and fire or other casualty damage, provided that Tenant has fully complied with its obligations in Article VIII of this Lease, (b) ensure that all signs, furnishings, furniture, Trade Fixtures and personal property have been removed from the Premises, (c) ensure that any damage caused by such removal has been repaired in a good and workmanlike manner, and (d) deliver to Landlord all keys and security cards to the Premises and the improvements thereon, whether such keys were furnished by Landlord or otherwise procured by Tenant, and shall inform Landlord of the combination of each lock, safe and vault, if any, in the Premises.

     20.2 Abandoned Property. If Tenant shall fail to remove any items from the Premises as specified above, then Landlord may retain the same or remove them at Tenant’s expense, and Tenant shall reimburse Landlord’s reasonable expenses therefore upon demand. All property removed from the Premises by Landlord may be handled, discarded or stored by Landlord at Tenant’s expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping for such property. All such property shall at Landlord’s option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord.

     20.3 Return of Security Deposit. Within sixty (60) days after the later of (i) the expiration of the Lease Term and (ii) Tenant’s vacating the Premises, Landlord shall return the

Security Deposit, and, if not previously released in accordance with the provisions of Article XI, the Additional Security Deposit, to Tenant, less such portion thereof as Landlord shall have appropriated to satisfy any of Tenant’s obligations or any default by Tenant under this Lease.

     20.4 Hold Over. If Tenant (or anyone claiming through Tenant) does not immediately surrender the Premises or any portion thereof upon the expiration or earlier termination of the Lease Term, then Tenant shall automatically forfeit all rights to the Security Deposit, including the Additional Security Deposit, then being held by Landlord pursuant to this Lease the Monthly Base Rent payable by Tenant hereunder shall be increased to equal two hundred percent (200%) of the Monthly Base Rent that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed by Landlord and paid by Tenant on the first day of each calendar month thereafter until the Premises have been vacated. Notwithstanding any other provision of this Lease, Landlord’s acceptance of such rent shall not in any manner adversely affect Landlord’s other rights and remedies, including Landlord’s right to evict Tenant and to recover all damages permitted hereunder. Any such holdover shall be deemed to be a tenancy-at-sufferance and not a tenancy-at-will or tenancy from month-to-month. In no event shall any holdover be deemed a permitted extension or renewal of the Lease Term, and nothing contained herein shall be construed to constitute Landlord’s consent to any holdover or to give Tenant any right with respect thereto.

ARTICLE XXI
QUIET ENJOYMENT

     21.1 Landlord covenants that it has the right to enter into this Lease, and that if Tenant shall perform timely all of its obligations hereunder, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy the full possession of the Premises without hindrance by Landlord or any party claiming through or under Landlord.

ARTICLE XXII

OPTIONS TO EXTEND LEASE TERM

     22.1 Renewal Right. Landlord hereby grants to Tenant the right, exercisable at Tenant’s option, to renew the term of this Lease for one (1) successive term of five (5) years. If exercised, and if the conditions applicable thereto have been satisfied, the renewal term of this Lease (the “Renewal Term”) shall commence immediately following the end of the initial Lease Term provided in Section 1.8 of this Lease. The right of renewal herein granted to Tenant is personal to Tenant (and may not be exercised by any assignee of Tenant) and shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

               (a) Tenant shall exercise its right of renewal with respect to the Renewal Term by giving Landlord irrevocable written notice (the “Renewal Notice”) thereof not later than eighteen (18) months prior to the expiration of the term of this Lease.

               (b) All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Renewal Term, except that the Monthly Base Rent shall equal the greater of (i) the Monthly

Base Rent payable during the last month of the last Lease Year of the initial Lease Term, which Monthly Base Rent shall be escalated on the first day of the Renewal Term by three percent (3%), and (ii) Fair Market Rent.

               (c) If there exists an Event of Default under this Lease on the date Tenant sends the Renewal Notice or any time thereafter until the Renewal Term is to commence, at Landlord’s election, such Renewal Term shall not commence.

     22.2 Fair Market Rent. For purposes of this Lease, the Fair Market Rent shall be determined by three (3) independent appraisers who are members of the Appraisal Institute and are recognized as knowledgeable and reputable in the field. Landlord shall select an appraiser, Tenant shall select an appraiser, and the appraisers selected by Landlord and Tenant shall select the third. Landlord and Tenant each shall select its appraiser within thirty (30) days after Landlord’s receipt of Tenant’s notice exercising its option to extend the Lease Term, and the third appraiser shall be selected within five (5) days after Landlord’s and Tenant’s selections. Landlord and Tenant each shall be responsible for the fees of its appraiser, and Landlord and Tenant shall share equally the fees of the third appraiser. Each appraiser, within fifteen (15) days after selection of the third (3rd) appraiser, shall deliver to Landlord and Tenant its written report setting forth the fair market rent for the Premises, which determination shall be based upon the highest and best use of the Premises, taking into consideration the location of the Premises and other properties comparable thereto. The “Fair Market Rent” shall mean the arithmetic mean of the two (2) fair market rent determinations that are closest in value. In the event the values of (a) the difference between the highest appraised rent and the next lower appraised rent, and (b) the difference between the lowest appraised rent and the next higher appraised rent, are equal, then the Fair Market Rent shall be the arithmetic mean of the fair market rent determinations of all of the appraisers.

ARTICLE XXIII
GENERAL PROVISIONS

     23.1 Relationship Between Landlord and Tenant. Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant. Tenant shall not do or permit to be done anything in connection with Tenant’s business or advertising that in the reasonable judgment of Landlord may reflect unfavorably on Landlord or the Premises or confuse or mislead the public as to any apparent connection or relationship between Landlord, the Premises and Tenant.

     23.2 Brokers. Landlord and Tenant each warrants to the other that in connection with this Lease it has not employed or dealt with any third party broker, agent or finder. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Landlord or with whom Landlord has dealt. Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt.

     23.3 Estoppel. At any time and from time to time, upon not less than ten (10) Business Days’ prior written notice, Tenant and each subtenant, assignee, licensee or concessionaire or occupant of Tenant shall execute, acknowledge and deliver to Landlord and/or any other person or entity designated by Landlord, a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which the Monthly Base Rent and any other charges have been paid; (c) to Tenant’s knowledge whether or not Landlord is in default in the performance of any obligation, and if so, specifying the nature of such default; (d) the address to which notices to Tenant are to be sent; (e) that, subject to Lender’s execution and Tenant’s receipt of non-disturbance agreement, this Lease is subject and subordinate to all Mortgages encumbering the Premises; (f) that Tenant has accepted the Premises; and (g) such other matters as Landlord may reasonably request. Any such statement may be relied upon by any owner of the Premises, any prospective purchaser of the Premises, any Lender or prospective Lender or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and that Tenant’s failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Premises. Tenant shall be liable for all such damages. If any such statement is not delivered timely by Tenant, then all matters set forth above shall be deemed true and accurate.

     23.4 Arbitration.

               (a) Notwithstanding anything to the contrary contained in this Lease, except with respect to the payment of Monthly Base Rent and Additional Rent hereunder, in the event a controversy arises between the parties as to any of the requirements of this Lease, which the parties are unable to resolve, the parties agree to waive the remedy of litigation (except for extraordinary relief in an emergency situation) and agree that such controversy shall be determined by arbitration as hereafter provided in this Section 23.4.

               (b) The party or parties requesting arbitration shall serve upon the other a demand therefor, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration before the American Arbitration Association. The selection of arbitrators shall be conducted pursuant to the rules for resolution of commercial disputes promulgated by the American Arbitration Association. The party or parties giving notice shall request a listing of available arbitrators from the American Arbitration Association, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that the American Arbitration Association may make such selections as are necessary to complete the panel of three (3) arbitrators.

               (c) Within five (5) Business Days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Washington, D.C., at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The applicable rules shall be those in effect at the time for the resolution of commercial disputes promulgated by the American Arbitration Association. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

     23.5 Notices. All notices or other communications required under this Lease shall be in writing and shall be deemed duly given and received when delivered in person (with receipt therefor), on the date sent if sent by facsimile with a copy sent by one of the other methods of delivery described in this Section, on the next business day after deposit with a recognized overnight delivery service if sent by overnight delivery, or on the fourth day after being sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at the Landlord Notice Address specified in Article I, (b) if to Tenant, at the Tenant Notice Address specified in Article I. Either party may change its address for the giving of notices by notice given in accordance with this Section. If Landlord or any Lender notifies Tenant that a copy of any notice to Landlord shall be sent to such Lender at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such Lender, and no such notice shall be considered duly sent unless such copy is so sent to such Lender. Any cure of Landlord’s default by such Lender shall be treated as performance by Landlord.

     23.6 Validity. Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar to such invalid or unenforceable provision, and the remainder of this Lease and the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby. Nothing contained in this Lease shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate allowed by law.

     23.7 Pronouns. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other, in any place in which the context may require such substitution.

     23.8 Successors and Assigns. The provisions of this Lease shall be binding upon and inure to the benefit of the parties and each of their respective representatives, successors and assigns, subject to the provisions herein restricting Assignment or Sublet.

     23.9 Entire Agreement. This Lease contains and embodies the entire agreement of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties, understandings, suggestions and discussions, whether written or oral, between the parties hereto. Any representation, inducement, warranty, understanding or agreement that is not expressly set forth in this Lease shall be of no force or effect. This Lease may be modified or changed in any manner only by an instrument signed by both parties. This Lease includes and incorporates all Exhibits attached hereto

     23.10 Governing Law. This Lease shall be governed by the Laws of the jurisdiction in which the Premises are located other than the principles of the conflicts of laws thereof. There shall be no presumption that this Lease be construed more strictly against the party who itself or though its agent prepared it, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had the opportunity to consult legal counsel before the execution of this Lease.

     23.11 Headings. Headings are used for convenience and shall not be considered when construing this Lease.

     23.12 Execution and Delivery. The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease the Premises. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     23.13 Time of Essence. Time is of the essence with respect to each of Landlord’s and Tenant’s obligations hereunder.

     23.14 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together constitute one and the same document. Faxed signatures shall have the same binding effect as original signatures.

     23.15 Waiver of Jury Trial. TENANT, ALL GUARANTORS AND ALL GENERAL PARTNERS (INDIVIDUALLY AND COLLECTIVELY, THE “TENANT PARTIES”) AND LANDLORD EACH WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE AS MAY BE PERMITTED HEREIN, THE RELATIONSHIP OF THE TENANT PARTIES AND LANDLORD, TENANT PARTIES’ USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM OF INJURY OR DAMAGE. THE TENANT PARTIES CONSENT TO SERVICE OF PROCESS AND ANY PLEADING RELATING TO ANY SUCH ACTION AT THE PREMISES; PROVIDED, HOWEVER, THAT NOTHING HEREIN SHALL BE CONSTRUED AS REQUIRING SUCH SERVICE AT THE PREMISES. EACH OF THE TENANT PARTIES AND LANDLORD WAIVES ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE COMMONWEALTH OF VIRGINIA OR IN THE JURISDICTION IN WHICH THE PREMISES IS LOCATED, AND WAIVES ANY RIGHT, CLAIM OR POWER, UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION TO ANY OTHER COURT.

     23.16 Survival of Obligations. Tenant’s liabilities and obligations with respect to the period prior to the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     23.17 No Representations. Landlord’s review, approval and consent powers (including the right to review plans and specifications) are for its benefit only. Such review, approval or consent (or conditions imposed in connection therewith) shall be deemed not to constitute a representation concerning legality, safety or any other matter.

     23.18 Landlord Review. Tenant shall pay all reasonable costs, including reasonable attorneys’ fees, incurred by Landlord in connection with Landlord’s review and administration of requests for any easements, lien waivers or subordinations, signage, assessment appeals, zoning matters, licenses, permits, encumbrances or other matters related to Tenant or the Premises.

     23.19 Organization and Authorization. Landlord and the person executing and delivering this Lease on Landlord’s behalf each represents and warrants that such person is duly authorized to so act; that Landlord is duly organized, is qualified to do business in the jurisdiction in which the Premises are located, is in good standing under the Laws of the state of its organization and the Laws of the jurisdiction in which the Premises are located, and has the power and authority to enter into this Lease; and that all action required to authorize Landlord and such person to enter into this Lease has been duly taken.

     23.20 Prevailing Party and Attorney Fees. In the event of any legal proceeding brought by either party against the other under this Lease, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred in connection with such proceeding, including reasonable attorneys’ fees, disbursements and actual costs. As used in this Lease, attorney’s fees shall include an hourly amount for time incurred by in-house attorneys (with the rate to be equal to 75% of the rate for Landlord’s comparably experienced outside counsel.)

     23.21 Attorney-In-Fact. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord’s authorized officer, agent, employee or designee, as Tenant’s true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant’s name, place, and stead, and for Tenant’s and Landlord’s use and benefit, to execute, deliver and file all necessary documents, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant’s operation of the Premises, and to do any and all other acts incidental to any of the foregoing, as fully as Tenant might or could do if personally present or acting, with full power of substitution. Tenant hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant’s obligations hereunder.

     23.22 Business Day. If the date upon which any obligation or payment is due occurs on a day that is not a business day, then such time period shall automatically be extended to the next business day. A “Business Day” shall mean Monday through Friday, excepting Federal holidays.

ARTICLE XXIV
OPTION TO PURCHASE

     24.1 Provided that (a) no uncured Event of Default has occurred, (b) no event exists at the time of the exercise of the purchase option provided for herein or arises subsequent thereto, which event by notice and/or the passage of time would constitute an Event of Default if not cured within the applicable cure period, and (c) no Event of Default exists as of the Transfer Date (as hereinafter defined), Tenant shall have the right to purchase (the “Option to Purchase”) the Premises for an amount equal to the Escalated Purchase Price (as defined in Section 24.4) upon the expiration of the Lease Term, or if Tenant properly exercises its right of renewal in accordance with Article XXII hereof, upon the expiration of the Renewal Term (in each case, the “Transfer Date”), subject in all events to the notice provisions of Section 24.2 below and all other terms and conditions provided below in this Article XXIV.

     24.2 Tenant may exercise the Option to Purchase only by delivering to Landlord an irrevocable written notice along with an executed Repurchase Agreement in the form attached hereto at Exhibit C (the “Repurchase Agreement”) and a cash deposit or letter of credit acceptable to Landlord, in the amount of Two Hundred Fifty Thousand and 00/100 dollars ($250,000.00) (the “Purchase Option Notice”), no fewer than eighteen (18) calendar months and no more than twenty-four (24) calendar months (the “Option Notice Date”) prior to the Transfer Date. In the event that Tenant does not provide the Purchase Option Notice by the date that is eighteen (18) months prior to the Transfer Date, the Option to Purchase shall be deemed null and void and of no further effect and shall not be extended for any reason.

     24.3 Notwithstanding anything to the contrary contained herein, if, after execution of the Repurchase Agreement hereunder, Tenant breaches any of the terms and conditions contained in the Repurchase Agreement, including without limitation, a failure to close under the Repurchase Agreement, then the Option to Purchase available hereunder shall be void and of no further force and effect.

     24.4 The “Escalated Purchase Price” shall be equal to the higher of (i) the Fair Market Value of the Premises, and (ii) the Purchase Price as of the Lease Commencement Date multiplied by an amount equal to ten percent (10%) if the Transfer Date occurs at the expiration of the initial Lease Term, or fifteen percent (15%) if the Transfer Date occurs at the expiration of the Renewal Term, plus any costs incurred by Landlord in connection with the sale of the Premises, including but not limited to costs of recordation, transfer, title insurance, survey, loan prepayment or other loan defeasance fees or costs, legal fees and any other fees, taxes or penalties so incurred by Landlord (the “Landlord Purchase Costs”).

     24.5 Fair Market Value. For purposes of this Lease, the Fair Market Value shall be determined by three (3) independent appraisers who are members of the Appraisal Institute and are recognized as knowledgeable and reputable in the field. Landlord shall select an appraiser, Tenant shall select an appraiser, and the appraisers selected by Landlord and Tenant shall select the third. Landlord and Tenant each shall select its appraiser within thirty (30) days after Landlord’s receipt of the Purchase Option Notice, and the third appraiser shall be selected within five (5) days after Landlord’s and Tenant’s selections. Landlord and Tenant each shall be responsible for the fees of its appraiser, and Landlord and Tenant shall share equally the fees of the third appraiser. Each appraiser, within fifteen (15) days after selection of the third (3rd) appraiser, shall deliver to Landlord and Tenant its written report setting forth the fair market value for the Premises, which determination shall be based upon the highest and best use of the Premises, taking into consideration the location of the Premises and other properties comparable thereto. The “Fair Market Value” shall mean the arithmetic mean of the two (2) fair market rent determinations that are closest in value. In the event the values of (a) the difference between the highest appraised rent and the next lower appraised rent, and (b) the difference between the lowest appraised rent and the next higher appraised rent, are equal, then the Fair Market Value shall be the arithmetic mean of the fair market rent determinations of all of the appraisers.

     24.6 This Option to Purchase is personal to Tenant and does not run with the land or any of Tenant’s rights under this Lease. Tenant may not assign, transfer, convey, sell or otherwise encumber this Option to Purchase or any of Tenant’s rights under this Article XXIV (an “Option Assignment”). Any attempted Option Assignment shall be void and of no force or effect. Any Option Assignment or attempted Option Assignment, or any termination, cancellation or surrender of this Lease, or any Change in Control (as defined herein) shall terminate any right of Tenant under this Article XXIV, whether or not the Option to Purchase has been exercised. In addition to the foregoing, any breach by Tenant of the terms and conditions contained in the Repurchase Agreement, including without limitation Tenant’s failure to close under such Repurchase Agreement, shall constitute an Event of Default under this Lease, entitling Landlord to exercise all of the rights and remedies afforded to it under this Lease, at law and in equity. During the period from and after the Option Notice Date and including the Transfer Date, Tenant shall be deemed to be occupying the Premises as the Tenant under this Lease and not as a contract vendee, and the respective rights and obligations of Landlord and Tenant with respect to the use, operation and maintenance of the Premises shall be governed by the terms, covenants and conditions contained herein.

ARTICLE XXV
REIT REPRESENTATIONS, WARRANTIES AND COVENANTS

     25.1 REIT Status. Tenant acknowledges that Gladstone Commercial Corporation, a Delaware real estate investment trust (the “Company”), an Affiliate of Landlord, elects to be taxed as a real estate investment trust (a “REIT”) under the Code. Tenant shall not take or omit to take any action, or permit any status to exist at the Premises, which would adversely affect the Company’s status as a REIT. Tenant hereby agrees to modifications of this Lease that do not adversely affect Tenant’s rights and liabilities hereunder if such modifications are required to retain or clarify the Company’s status as a REIT, provided that such modifications have been reviewed and reasonably approved by Tenant and its legal and accounting consultants.

     25.2 Sublease and Assignment Restrictions. Notwithstanding anything contained herein to the contrary and without limiting the generality of Section 25.1 above, Tenant shall not: (a) Sublet all or part of the Premises or Assign this Lease on any basis such that the rental or other amounts to be paid by the subtenant or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the subtenant or assignee; (b) Sublet all or part of the Premises or Assign this Lease to any person or entity in which, under Section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), the Company or any Affiliate of the Company owns, directly or indirectly (by applying constructive ownership rules set forth in Section 856(d) (5) of the Code), a ten percent (10%) or greater interest; or (c) Sublet all or part of the Premises or Assign this Lease in any other manner or otherwise derive any income which could cause any portion of the amounts received by Landlord pursuant hereto or any Sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c) (2) of the Code. The requirements of this Section 25.2 shall likewise apply to any further subleasing by any subtenant. All references herein to Section 856 of the Code also shall refer to any amendments thereof or successor provisions thereto.

     25.3 Personal Property. This is a lease of real property, improvements, and fixtures. No personal property is leased hereunder.

     25.4 Interests in REIT. Without limiting the generality of Section 25.1 above, Tenant covenants and agrees that, during the Lease Term, Tenant and its controlling shareholders and its or their Affiliates will not acquire, directly or indirectly, more than a nine and nine-tenths percent (9.90%) interest in the Company , within the meaning of Section 856(d)(2)(B) of the Code, and any amendments thereof or successor provisions thereto. Tenant covenants and agrees that it will divest itself or cause such others to divest themselves of such shares of the Company as may be necessary to satisfy the limitations of this Section.

[SIGNATURES ON NEXT PAGE]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the day and year first above written.

LANDLORD:

GEI CANTON OH LLC, a Delaware limited liability company

	By:	GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

		By:	GLADSTONE COMMERCIAL CORPORATION, its general partner

By			By:	/s/ Arthur S. Cooper

Name:			Name:	Arthur S. Cooper

Title:			Title:	Principal

TENANT:

WITNESS/ATTEST:
GRAPHIC ENTERPRISES OF OHIO, INC., an Ohio corporation

By:	By:	/s/ Daryl J. Miller

Name:	Name:	Daryl J. Miller

Title:	Title:	Chief Financial Officer

STATE OF ___________________	)
	)	ss.:
COUNTY OF __________________	)

               On this _________ day of _________, 2004, personally appeared _________, an individual, acting herein by_________, a_________, the _________ of _________, a_________, duly authorized, signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed, and the free act and deed of said_________, before me.

My Commission Expires:

Notary Public - Written

My County of Residence:

Notary Public - Printed

STATE OF _________________	)
	)	ss.:
COUNTY OF _______________	)

     On this _________day of _________, 2004, personally appeared _________, an individual, acting herein by _________, a _________, the_________ of _________, a _________, duly authorized, signer and sealer of the foregoing instrument, who acknowledged the same to be his free act and deed, and the free act and deed of said _________, before me.

My Commission Expires:

Notary Public - Written

My County of Residence:

Notary Public - Printed

EXHIBIT A

LEGAL DESCRIPTION OF PREMISES
[TO BE ATTACHED]

A-1

EXHIBIT B

FORM OF CERTIFICATE CONFIRMING LEASE COMMENCEMENT DATE

     This Certificate is being provided to Tenant pursuant to the terms of that certain Lease Agreement dated as of                , by and between GEI Canton OH LLC, as Landlord, and Graphic Enterprises of Ohio, Inc., as Tenant (the “Lease”). This Certificate shall confirm that the Lease Commencement Date is                  , and accordingly, the initial term of the Lease shall expire on                  , 20        , unless earlier terminated or extended pursuant to the terms of the Lease.

GEI CANTON OH LLC, a Delaware limited liability company

	By:	GLADSTONE COMMERCIAL LIMITED PARTNERSHIP, a Delaware limited partnership, its managing member

		By:	GLADSTONE COMMERCIAL CORPORATION, its general partner

By:			By:

Name:			Name:

Title:			Title:

EXHIBIT C

REAL ESTATE PURCHASE AND SALE AGREEMENT

     THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (this “Agreement”) is made effective as of           , 200_, by and between                     , a(n)                     (“Seller”), and                     , a(n)                     (“Buyer”).

RECITALS

     A.     Seller is the owner of fee simple title in and to those certain parcels of real property commonly known as                     , situated in                      County,                     , and more particularly described on Schedule A hereto, together with all improvements now located thereon and all plants, trees and shrubbery located thereon (collectively, the “Property”).

     B.     Buyer is a principal of the entity that is the tenant on the Property pursuant to that certain Lease Agreement dated                     , as amended (the “Lease”).

     C.     Buyer desires to purchase from Seller and Seller desires to sell to Buyer the Property upon the terms and conditions contained in this Agreement.

     D.     [Buyer intends to transfer the Property to                      a(n)                     .]

     NOW THEREFORE, in consideration of the premises, the receipt of ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller hereby agree as follows:

     1.     Sale of Real Estate. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, upon the terms and conditions contained in this Agreement, all of Seller’s right, title and interest to the Property.

     2.     Purchase Price. The purchase price for the Property shall be the Escalated Purchase Price, as determined in Section 24 of the Lease.

     3.     Conditions Precedent. There shall be no conditions precedent to the obligations of Buyer to purchase the Property at the Closing.

     4. Closing Costs and Payment of Purchase Price. Buyer shall pay any and all costs of any kind relating to the closing of the transactions contemplated by this Agreement, including, without limitation, all transfer taxes, recording taxes, recording fees, escrow fees, title insurance fees, survey costs, attorneys’ fees and other inspection fees; except that Seller shall pay the fees, costs and expenses of its attorneys. The provisions of this Section shall survive the Closing, the delivery of the deed, and the termination of this Agreement.

     5.     Real Estate Taxes. Buyer shall pay any and all real estate taxes, assessments, levies, impositions and similar public charges of any kind on the Property (including, without limitation, district sanitary commission, or other benefit charges, encumbrances for sewer, water or drainage, or other public improvements completed or commenced on or prior to the date hereof or subsequent thereto) for all periods prior to Closing and after the Closing.

     6.     Utilities. Buyer shall pay all utilities, sanitary taxes, and other fees or charges of any kind relating to the Property that may be due and owing as of the Closing and after the Closing.

     7.     Closing Deliveries of Seller. At Closing, Seller shall deliver to Buyer (a) a limited warranty deed conveying to Buyer in fee simple all of Seller’s right, title and interest in and to the Property, (b) a Release of Memorandum of Lease in substantially the form attached hereto as Schedule B, duly executed by Seller, (c) a Lease termination agreement in substantially the form attached hereto as Schedule C, duly executed by Seller; and (d) documents as are customarily reasonably required by the title company to deliver a standard form of owner’s policy of title insurance with the standard exceptions deleted, such documents to be in form and substance acceptable to the Seller in its sole discretion. Additionally, at Closing Seller shall satisfy in full any and all outstanding mortgage debt encumbering the Property that as been originally incurred by Seller or specifically assumed by Seller.

     8.     Closing Deliveries of Buyer. At Closing Buyer shall deliver or cause to be delivered to Seller (a) the purchase price in immediately available funds; (b) a Release of Memorandum of Lease in substantially the form attached hereto as Schedule B, duly executed by Buyer; a lease termination agreement in substantially the form attached hereto as Schedule C, duly executed by Buyer; and (c) such other items, instruments, documents and things as Seller may reasonably require.

     9.     Risk of Loss. Between the date hereof and the Closing, all risk of loss shall be on the Buyer and Buyer shall have no right to cancel or terminate this Agreement if there is a casualty or damage to the improvements on the Property. All proceeds of insurance shall be made available to the tenant under the Lease pursuant to the provisions of Section 15.1 thereof.

     10.     No Warranties of Seller. Seller makes no representations or warranties of any kind relating to the physical condition (including, without limitation, the environmental condition) of the Property or the Seller’s title to the Property, except that Seller shall make the customary warranties of title contained in a limited warranty deed. Seller further makes no representation or warranty regarding its (or any previous owner’s) compliance with Environmental Laws (as defined hereafter).

     11.     As Is, Where Is. Buyer acknowledges and agrees that it has had ample opportunity to inspect the Property. Buyer agrees that at Closing it shall accept title to the Property in its “As Is, Where Is” physical condition.

     12.     Indemnities. From and after the Closing, Buyer shall indemnify, defend and hold harmless Seller, Seller’s partners, subsidiaries, affiliates, officers, directors, employees, agents, attorneys, and representatives of any kind from (the “Indemnitees”) and against any and all claims, demands, causes of action (including removal and remedial actions), judgments, costs, losses, obligations, fines, penalties and damages (including consequential and punitive damages) liabilities (including strict liability), and expenses (including, without limitation, attorneys’ fees, court costs, and other related costs) of any kind or nature whatsoever (collectively, “Losses”) that may at any time be incurred by, imposed upon or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (i) the actual or alleged presence of Hazardous Materials at, on, under or adjacent to the Property, and (ii) any Environmental Claim relating in any way to the Buyer’s operation or use of the Property as the tenant under the Lease. For purposes of this Agreement, the term “Hazardous Materials” means chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, radioactive materials or genetically modified organisms, which are, have been or become regulated by any federal, state or local government authority including, without limitation, (i) petroleum or any fraction thereof, (ii) asbestos, (iii) any substance or material defined as a “hazardous substance” pursuant to § 101 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601), or (iv) any substance or material defined as a “hazardous chemical” pursuant to the federal Hazard Communication Standard (29 C.F.R. § 1910.1200); the term “Environmental Claim” means any claim, action, cause of action, investigation, or notice (written or oral) by any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries, or civil or criminal penalties) arising out of or resulting from (i) the actual or alleged presence or release into the environment of any Hazardous Materials at any location, whether or not owned or operated by the Seller, or (ii) circumstances forming the basis of any actual or alleged violation of any Environmental Law; and the term “Environmental Law” means all federal, state, local, and foreign laws and regulations relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (i) laws and regulations relating to emissions, discharges, releases, or threatened releases of Hazardous Materials, and (ii) common law principles of tort liability. The provisions of this Section 13 shall survive the Closing and the delivery of the deed to the Property.

     13.     No Brokers. Each party warrants to the other that it has not used the services of a real estate broker or agent in connection with this transaction. Each party agrees to defend, indemnify and hold the other party harmless for any claim for real estate commissions arising by reason of the indemnifying party’s breach of that warranty. The provisions of this Section shall survive the Closing and the delivery of the deed to the Property or the termination of this Agreement.

     14.     Possession. Possession of the Property shall be delivered to Buyer upon delivery of the deed from Seller.

     15. Assignment. Neither this Agreement nor any interest hereunder may be assigned or transferred by Buyer without the prior written consent of the Seller.

     16.     Entire Agreement. Any prior agreement or understanding among the parties concerning the subject matter hereof is hereby superseded. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and the transactions contemplated herein and shall not be modified or amended except in a written document signed by all of the parties hereto. The parties intend that this Agreement shall be binding on and inure to the benefit of each of them and their heirs, successors, personal representatives and assigns.

     17.     Notices. All notices or other communications required or permitted under this Agreement shall be in writing and delivered personally or by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized overnight courier (such as Federal Express) with receipted delivery to the following addresses:

If to Seller:	GEI Canton OH LLC
c/o Gladstone Commercial Corporation
1616 Anderson Road
Second Floor
McLean, VA 22102

With a copy to:	Winston & Strawn LLP
1400 L Street, N.W.
Washington, D.C. 20005
Attn: Richard F. Williamson, Esq.
Facsimile No: 202-371-5950

If to Buyer:

Attn:

Facsimile No: - -

with a copy to:

Attn:

Facsimile No: - -

     All notices given in accordance with the terms hereof shall be deemed effective (a) if delivered in person or by overnight courier, on the business day it is delivered, (b) if sent by registered or certified mail, three (3) business days after deposit with the U.S. mail or (c) if sent by facsimile. Any party hereto may change its address by written notice to all parties hereto sent in accordance with the terms of this Section and any such Notice of change of address shall be effective five (5) days after delivery.

     18.     Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of Ohio without regard to its principles of conflicts of laws, and any action brought under or arising out of this Agreement or the matters relating hereto shall be submitted to the jurisdiction of the United States District Court for the Northern District of Ohio. Each party acknowledges and agrees to such jurisdiction.

     19.     Litigation Costs. If there is any legal action or proceeding between the parties hereto arising from or based upon this Agreement, the unsuccessful party to such action or proceeding shall pay to the prevailing party all litigation costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in as part of such judgment.

     20.     Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument.

     21.     Further Assurances. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purposes of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     22.     Waiver. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     23.     Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provisions of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     24.     Section Headings; Construction. The headings of the Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or term.

     25.     Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

     26.     Specific Performance; Remedies. Each party hereto acknowledges that the other parties will be irreparably harmed and that there will be no adequate remedy at law for any violation by any of them of any of the covenants or agreements contained in this Agreement, including without limitation, the confidentiality obligations set forth herein. It is accordingly agreed that, in addition to any other remedies which may be available upon the breach of any such covenants or agreements, each party hereto shall have the right to obtain injunctive relief to restrain a breach or threatened breach of, or otherwise to obtain specific performance of, the other parties, covenants and agreements contained in this Agreement.

     27.     Recording. This Agreement may not be recorded by any party hereto.

     28.     Limitation of Liability. The liability of Seller under this Agreement is limited to Seller’s interest in the Property, plus the amount of the earnest money deposit. No other assets of Seller shall be subject to seizure or levy.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal, with the intention that it be a sealed instrument, as of the date set forth above.

SELLER:

By:
Name:
Title:
Date:

BUYER:

By:
Name:
Title:
Date:

SCHEDULE A

The Property

SCHEDULE B

Release of Memorandum of Lease

     THIS RELEASE OF MEMORANDUM OF LEASE is made as of the          day of                 , 200_, by and between                         , a(n)                          (“Landlord”) and                  , a(n)                          (“Tenant”).

     WHEREAS, Landlord and Tenant entered into that certain Lease Agreement dated                  (the “Lease”), for the real property identified on Exhibit A hereto; and

     WHEREAS, Landlord and Tenant filed and recorded that certain Memorandum of Lease on                  in the records of the Clerk of Superior Court                  County,          at                 ; and

     WHEREAS, Landlord and Tenant have agreed to terminate the Lease effective as of the date hereof; and

     WHEREAS, Landlord and Tenant desire to release and terminate the Memorandum of Lease.

     NOW THEREFORE, in consideration of the premises, Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

     1.     Release and Termination. The Memorandum of Lease recorded on                  in the records of the                          County,          at                  is hereby released and terminated.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Release of Memorandum of Lease as of the date first above written.

LANDLORD:

By:	[SEAL]

Name:

Title:

Date:

TENANT:

By:	[SEAL]

Name:

Title

Date:

ACKNOWLEDGMENTS

COMMONWEALTH OF VIRGINIA	§

COUNTY OF FAIRFAX	§

     The foregoing Release of Memorandum of Lease was acknowledged before me on this              day of             ,             , by                                      , the                                       of                         ., the                          of                         , a                                     , on behalf of said             .

Notary Public

My Commission expires:

THE STATE OF	§

COUNTY OF	§

     The foregoing Release of Memorandum of Lease was acknowledged before me on this              day of             ,             , by                                     , the                          of                         ., the                          of                         , a                                     , on behalf of said                         .

Notary Public

My Commission expires:

SCHEDULE C

Lease Termination Agreement

     THIS LEASE TERMINATION AGREEMENT (this “Agreement”) is made effective as of_____, 200_____, between_____, a(n)_____(“Landlord”), _____, a(n)_____(“Tenant”).

RECITALS

     A.     Landlord and Tenant have entered into a lease agreement dated_____ (the “Lease”), by which Landlord demised to Tenant for a term of years the premises described on Exhibit A hereto.

     B.     The parties desire to terminate and cancel the Lease and the tenancy as of the date of this Agreement and to release each other from their respective obligations under the lease agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained in this agreement, the parties agree as follows:

     1.     The Lease shall be and is hereby terminated and canceled and its term is brought to an end as of the date of this Agreement, with the same force and effect as if the term of the Lease had expired as of such date, subject to the terms and conditions set forth below.

     2.     Landlord and Tenant are released and discharged from their respective obligations to observe the terms and conditions of the Lease on their respective parts to be observed except for these obligations and indemnities which survive termination of the Lease.

     3. All of the terms and conditions of this Agreement shall be binding on and inure to the benefit of the parties, and the respective heirs, legatees, devisees, administrators, executors, successors, and assigns of the parties.

     IN WITNESS WHEREOF, each party to this agreement has caused it to be executed as of the date written below.

LANDLORD:

By:	[SEAL]

Name:

Title:

Date:

TENANT:

By:	[SEAL]

Name:

Title:

Date: